UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO.5
                                   FORM 1-A
       REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933


                      GLOBAL INTERNET COMMUNICATIONS INC.
              (Exact name of issuer as specified in its charter)

                           BRITISH COLUMBIA, CANADA
        (State or other jurisdiction of incorporation or organization)

                         2305 - 1050 Burrard Street,
                  Vancouver, British Columbia, Canada V6Z 2S3
                              Ph. (604) 662-4665
             (Address, including zip code, and telephone number,
          including area code of issuer's principal executive office)


                                 Conrad Lysiak
                       601 West First Avenue, Suite 503
                           Spokane, Washington 99201
                              Ph. (509) 624-1475
              (Address, including zip code, and telephone number,
                  including area code, of agent for service)


Primary Standard Industrial Classification Code Number: 9995

I.R.S. Employer Identification Number: not applicable

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.







                             PART I - NOTIFICATION

The information requested shall be provided in the order which follows specifying each item number; the text of each item as presented in this form may be omitted. All items shall be addressed and negative responses should be included. In this Form 1-A all dollar amounts are expressed in United States currency unless otherwise indicated.

ITEM 1. Significant Parties

(a) The Issuer's Directors are the following:

Brad Kempo      Residence and Business Address: 914 - 950 Drake Avenue
        Vancouver, British Columbia
        Canada, V6P 2B9

Lorenzo Oss-Cech Residence Address:      1260 Oxford Street,Victoria,
                                         British Columbia
                                         Canada, V8V 2V5


Dr. Burton Voorhees     Residence Address:      Suite 1003, 9809 - 110 St.,
                                                Edmonton, Alberta,
                                                Canada, T5K 2J9

                        Business Address        Center for Science
                                                Athabasca University
                                                1 University Drive
                                                Athabasca, Alberta
                                                Canada, T9S 3A3


Dr. Colin Campbell      Residence and Business Address  17 Sherlock Street.
                                                        Kaleen, Australian
                                                        Capital Territory,
                                                        Australia, 2617

(b) The Issuer's Officers are as follows:

Rory O'Byrne    Chief Executive Officer

        120-50 Songhees Road
        Victoria, British Columbia
        Canada, V9A 7J4

Brad Kempo      President

        914 - 950 Drake Avenue
        Vancouver, British Columbia
        Canada, V6P 2B9

Lorenzo Oss-Cech   Secretary

        1260 Oxford Street,
        Victoria, British Columbia
        Canada, V8V 2V5

Kelly Lee Myers    Chief Technology Officer

        802-1955 Haro Street,
        Vancouver, British Columbia
        Canada, V6G 1J1

(c) the issuer's general partners: not applicable

(d) the owners of 5 percent or more of any class of the issuer's equity securities are as follows: Rory O'Byrne, Colin Campbell, Brad Kempo

(e) beneficial owners of 5 percent or more of any class of the issuer's equity securities: Rory O'Byrne, Colin Campbell, Brad Kempo

(f) promoters of the issuer: Brad  Kempo, Rory O'Byrne

(g) affiliates of the issuer: Brad Kempo, Rory O'Byrne, Colin Campbell, Kelly Lee Myers, Dr. Burton Voorhees, Lorenzo Oss-Cech,

(h) counsel to the issuer with respect to the proposed offering:

Crease, Harmon & Company
Barristers & Solicitors
800 - 1070 Douglas Street,
Victoria, British Columbia,
Canada, V8W 2S8

(i) Each underwriter with respect to the proposed offering: Not applicable

(j) the underwriter's directors: Not applicable

(k) the underwriter's officers: Not applicable

(l) the underwriter's general partners: Not applicable

(m) counsel to the underwriter: Not applicable

ITEM 2. Application of Rule 262
None of the persons in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262.

ITEM 3. Affiliate Sales
If any part of the proposed offering involves the resale of securities by affiliates of the issuer, confirm that the following description does not apply to the issuer.
The issuer has not had a net income from operations of the character in which the issuer intends to engage for at least one of its last two fiscal years. Not applicable

ITEM 4. Jurisdictions in Which Securities Are to be Offered
(a) List the jurisdiction in which the securities are to be offered by underwriters, dealers or salespersons. Not applicable
(b) The following jurisdictions are where the securities are to be offered:
Alberta and British Columbia, Canada. The offering will be made by direct solicitation by GIC's President, Brad Kempo only to those individuals who have responded to the Solicitation of Interest letter, specifically, family members, friends and close associates of GIC.

ITEM 5. Unregistered Securities Issued or Sold Within One Year

(a) As to any unregistered securities issued by the issuer or any of its predecessors or affiliated issuers within one year prior to the filing of this Form 1-A:

(1)     the name of the issuer: Global Internet Communications Inc.
(2)     the title and amount of securities issued:
        On October 23, 1998 1,000 Common shares were issued at an aggregate offering price of $6 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public. In accordance with the provisions under these sections of the Act, these shares were issued to one individual, who was a close business associate of the Company. The purchaser is noted as follows;

Investor Name                         No. of Shares Purchased
----------------------------------------------------------------
Lorenzo Oss-Cech                                         1,000
----------------------------------------------------------------

        On November 1, 2000, 1,000,000 Common shares were issued at an aggregate offering price of $652 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public. In accordance with the provisions under these sections of the Act, these shares were issued to three individuals, all of whom were friends, family or close business associates of the Company. The purchasers are noted as follows;

Investor Name                         No. of Shares Purchased
----------------------------------------------------------------
Rory O'Byrne                                           750,000
----------------------------------------------------------------
Colin Campbell                                         150,000
----------------------------------------------------------------
Brad Kempo                                             100,000
----------------------------------------------------------------

        Concurrently on November 1, 2000, the 1,000 shares issued on October 23, 1998 were cancelled by resolution and in accordance with the articles of the corporation.
        On March 1, 2001, the authorized share capital of the Company was altered to 100 million Common shares without par value.

(b) As to any unregistered securities of the issuer or any of its predecessors or affiliated issuers which were sold within one year prior to the filing of this Form 1-A by or for the account of any person who at the time was a director, officer, promoter or principal security holder of the issuer of such securities, or was an underwriter of any securities of such issuer:
    Not applicable

(c) Indicate the section of the Securities Act or commission rule or regulation relied upon for exception from the registration requirements of such Act and state briefly the facts relied upon for such exemption.

    GIC offered and sold the above referenced Common shares pursuant to Rule 903(b)(1) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). GIC, is a foreign issuer, which made overseas directed offerings, in offshore transactions (in Canada), which did not involve any directed selling efforts in the U.S.. Also there was not a substantial U.S. market interest in the class of securities sold.

ITEM 6. Other Present or Proposed Offerings
GIC is currently not offering or contemplating the offering of any securities in addition to those covered by this Form 1-A.

ITEM 7. Marketing Arrangements
(a) Briefly describe any arrangement known to the issuer or to any person named in response to Item 1 above or to any selling security holder in the offering covered by this Form 1-A for any of the following purposes:

    (1) To limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution; Not applicable
    (2) To stabilize the market for any of the securities to be offered; Not applicable
    (3) For withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation. Not applicable

(b) Identify any underwriter that intends to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed. Not applicable

ITEM 8.  Issuer of Experts Named in Offering Statement
If any expert named in the offering statement as having prepared or certified any part thereof was employed for such purpose on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee furnish a brief statement of the nature of such contingent basis, interest or connection. Not applicable

ITEM 9. Use of a Solicitation of Interest Document
A publication authorized by Rule 254 was used prior to the filing of this notification. The date of publication is February 1, 2001 and the last communication with prospective purchasers was February 15, 2001.

                           PART II OFFERING CIRCULAR
                      GLOBAL INTERNET COMMUNICATIONS INC.
Type of securities offered: Units consisting of 1 (one) share and 1 (one) share warrant.
 1,000,000 (One Million) Units offered on an all-or-none, best efforts by GIC.

Price per unit: $0.10 (Ten Cents)

Total proceeds: $100,000 (One Hundred Thousand Dollars)

Is a commissioned selling agent selling the securities in this offering?
        [   ] Yes     [X] No
Is there other compensation to selling agent(s)?        [   ] Yes     [X] No

Is there a finder's fee or similar payment to any person?       [   ] Yes
[X] No

Is there an escrow of proceeds held in a separate bank account under the control of GIC's counsel until the completion of the offering?
        [X] Yes      [  ] No

Is this offering limited to members of a special group, such as employees
of the Company or individuals?  [   ] Yes     [X] No

Is transfer of the securities restricted?       [   ] Yes     [X] No

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE QUESTION NO. 2 FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

This Company:
 [X]    Has never conducted operations.
[   ]   Is in the development stage.
[   ]   Is currently conducting operations.
[   ]   Has shown a profit in the last fiscal year.
Other (Specify):
This offering has been registered for offer and sale in the following states:
None

                               TABLE OF CONTENTS


THE COMPANY..................................................................8
RISK FACTORS.................................................................9
BUSINESS AND PROPERTIES.....................................................13
OFFERING PRICE FACTORS......................................................28
USE OF PROCEEDS.............................................................30
CAPITALIZATION..............................................................32
DESCRIPTION OF SECURITIES BEING OFFERED.....................................33
PLAN OF DISTRIBUTION........................................................34
DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS....................................38
OFFICERS AND KEY PERSONNEL OF THE COMPANY...................................38
DIRECTORS OF THE COMPANY....................................................41
PRINCIPAL STOCKHOLDERS......................................................42
MANAGEMENT RELATIONSHIPS, TRANSACTIONS AND REMUNERATION.....................44
LITIGATION..................................................................47
FEDERAL TAX ASPECTS.........................................................47
MISCELLANEOUS FACTORS.......................................................47
FINANCIAL STATEMENTS........................................................48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN RELEVANT FACTORS AND
FINANCIAL INFORMATION.......................................................55

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 176 pages.


                                 THE COMPANY
1.)     The exact name of company is Global Internet Communications, Inc.
("GIC") and was originally incorporated as "573633 B.C. Ltd." on October 22, 1998 in British Columbia, Canada. The name was changed to Global Internet Communications, Inc. on November 14, 2000 (see Exhibit 2.3). The address of its principal office is 2305 - 1050 Burrard Street, Vancouver, British Columbia, Canada, V6Z 2S3. We have executed an arms length, worldwide, exclusive non-transferable non-assignable license with KyxPyx Technologies, Inc. (KyxPyx), a private British Columbia corporation to use, view and display the licensor's media streaming technology. Media streaming refers to Internet distribution systems that transmit sounds and images. The license restricts use to the pharmaceutical industry only. We have no assets, no net worth, no revenues and no operations. The Chief Executive Officer is Rory O'Byrne and the President is Brad Kempo, and they can be reached during normal business hours at (604) 662-4665. Our fiscal year is December 31st and we currently have no wholly owned, controlled or minority owned subsidiaries or joint ventures.

                                  RISK FACTORS

2.) List in the order of importance the factors which the Company considers to be the most substantial risks to an investor in this offering in view of all facts and circumstances or which otherwise make the offering one of high risk or speculative (i. e., those factors which constitute the greatest threat that the investment will be lost in whole or in part, or not provide an adequate return).

i. We will be dependent on KyxPyx for our continued operations and our business could be materially harmed by their failure and or delay in the delivery of the licensed software. If KyxPyx is unable to deliver a working copy of the licensed software or ceases to provide us with the necessary support for the operation of our business or to maintain the software once delivered, we may not be able to identify alternate sources of supply in a timely fashion. Any transition to alternate suppliers would be likely to result in delays, operational problems, or increased expenses and may limit our ability to provide services to our users or expand our operations.

ii. If we fail to receive upgrades, or the upgrades received do not function properly, or our technical team is unable to implement the upgrades, our business will suffer and we will unlikely meet our revenue goals. KyxPyx is required by license to supply the necessary technical documentation to implement the upgrades but there can be no certainty that it will be supplied in a timely manner and if supplied in a timely manner that we will be able to hire the necessarily qualified staff, and if we are so able, that they will be able to successfully carry out the instructions and implement the received upgrades.

iii. The synchronization of audio with video has not been completed by KyxPyx and remains the most significant software development prior to commercial release of our media streaming product. Failure to achieve synchronization will adversely affect our business, limiting the sale of our product, the fees we may be able to charge and our potential revenues. The licensor advises that the hurdles involved in correcting this problem can be overcome by the fourth quarter 2001 but completion in a timely manner is dependant upon the licensor's ability to secure additional financing. We are dependant on KyxPyx to ensure that the audio and video are correctly synchronized.

iv. If we cannot retain Mr. Myers, our Chief Technology Officer (CTO), during the initial stage of our operation as well as attract and retain sufficient sales, marketing and technical personnel, our operations will be harmed. We are dependent upon our CTO, Mr. Myers. Loss of the services of Mr. Myers would adversely affect us. He has entered into an employment agreement with GIC which contains a non-compete provision with GIC during the course of his employment with GIC and for two years after termination. Additionally, our future success depends on our continuing ability to attract and retain qualified technical personnel and qualified sales and marketing personnel. If we cannot attract and retain the necessary individuals we may not be able to sell our products which could negatively effect our operating results.

v. Litigation arising out of license infringement or other commercial disputes, including patent infringement could cause us to incur expenses to enforce our rights, impair our competitive advantage, divert management attention and disrupt our business. We may be unable to prevent or detect the unauthorized use of, or to enforce effectively, our license rights. We cannot ensure that any steps we take to protect our rights granted under license will be sufficient or effective. Failure to protect these rights adequately could harm our brand, devalue our content, and affect our ability to compete effectively. Defending our rights granted under license could result in the expenditure of significant financial and managerial resources. We cannot be certain that our licensed product does not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. In addition, since we rely on a third party to help us develop and support our product and service offerings, we cannot ensure that litigation will not arise from disputes involving this third party. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters or materially disrupt the conduct of our business.

vi. Our success depends on our ability to develop, maintain and increase our customer base. Currently we have no established customer base and if one develops it will be small and will represent a high percentage of our total revenue. The loss of any of our initial customers could negatively impact our revenue. Our business success is completely dependent on our ability to establish and maintain a customer base of users within the pharmaceutical industry. Licensing agreements and revenues derived there from will represent vital funds for the continued operations for GIC. The loss or damage of any of our business relationships and or revenues derived there from will adversely effect our business and may be fatal to our continued operation.

vii. We will likely face intense competition in the market that could limit our ability to expand the user base. Internet media streaming is a new and rapidly evolving communication medium and competition is intense and is likely to increase significantly in the future. GIC faces competition, especially from such companies as Microsoft Inc., Real Networks Inc. and Apple Computers. We may not be able to compete successfully against our future competitors and competition could have a material adverse effect on our business, results of operations and financial condition. Our potential competitors may develop superior media streaming products that achieve greater market acceptance than GIC's media streaming product.
    Accordingly, we cannot be certain that we will be able to develop and expand our user base.

viii. We have no history of operations and have not been profitable to date. We have a negative net worth and anticipate continued losses for the foreseeable future and unless we are able to successfully execute our business plan, our business and operating results could suffer. We have not begun the activities described in this Offering Circular. There is no certainty that we will be successful in developing the business described herein, or that its facilities and present and future employee(s) will be capable of satisfactorily carrying out such business. To date, we have not been profitable and cannot assure you that we will ever achieve or sustain profitability. We reported losses of $3,227 for the year ended December 31, 2000, and cumulative losses of $10,275 through the first six months of 2001. We expect to incur operating losses for the foreseeable future. Even if revenues meet levels we anticipate, or if our costs and expenses exceed our expectations, we could continue to sustain losses, and our business and the price of our common stock may be harmed. See notes accompanying financial statements for information on our history of losses and anticipation of continued losses.

ix. We will have additional capital requirements to continue our operations but they might not be available to us on favorable terms or at all, and if unavailable, could impair our ability to run our business. We have limited resources and are totally dependent upon this Offering to allow us to commence operations. The proceeds of the Offering, however, will not be sufficient for GIC, and we may have inadequate funds to finance our needed operations for more than six months after the Offering. There can be no assurance that additional financing will be available to GIC or, if available, that it can be obtained on a timely basis and on terms acceptable to us. Failure to obtain such financing could result in the delay or abandonment of much of our development and expansion plans.

x. The arbitrary nature of the offering price might not reflect an offering price based on objective criteria. The Offering price of shares in GIC has been determined arbitrarily by GIC's management. The offering price does not reflect GIC's asset value, net worth, earnings, cash flow or any other established criteria of value. The offering price of the Common shares may or may not be an indication of the present or any future value of the Common shares of GIC.

xi.     GIC's shares may not be resold in any state in the United States.
    The units and the underlying common shares and warrants offered herein (the shares) have not been registered in any state of the United States and the issuer has not sought any exemption from registration in any state of the United States and security holders may only resell pursuant to registration or exemption in the transferee's state. The Offering Statement of which this Offering Circular is a part has been qualified with the SEC pursuant to Regulation A under the Securities Act, and as such, the shares may be freely traded under the U.S. federal securities laws. The shares, however, have not been registered in any states of the United States and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered unless they are subsequently registered or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer. The shares are not registered in any state of the United States. Subsequent sale and transfer to residents of various states of the United States may be made only pursuant to registration or an exemption from registration in the transferee's state

xii. There are legal restrictions on the resale of the common shares offered herein, including Penny Stock Regulations under the U.S. Federal Securities Laws. These restrictions may adversely effect the ability of investors to resell their shares. Our Articles do not restrict the sale or transfer of the securities offered hereby however such sale or transfer must be made in full compliance with applicable state and federal securities laws and the securities laws of certain provinces of Canada. At the present time there is no public market for GIC's Common shares and we cannot predict the extent to which investor interest in GIC will lead to the development of an active, liquid trading market. GIC's securities are subject to the penny stock rules because the offering price is currently $0.10 per Unit, below the $5.00 per share threshold triggering the application of the penny stock rules. Penny stocks are generally equity securities with a price of less than $5.00 per share (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about the nature and level of risk in the penny stock market. The broker--dealer also must provide the customer with current bid and offer transactions, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity and the secondary market for a security that becomes subject to the penny stock rules. Therefore, investors in this Offering may find it more difficult to sell their shares.

xiii. You may not be able to enforce civil liabilities against us outside the United States, which may severely limit the available remedies to you if you sue us. We are formed under the laws of the Province of British Columbia, Canada. None of our assets are located in the United States, nor are any of our directors or officers resident there. As a result, it may be impossible for you to effect service of process within the United States upon us or any of our directors or officers, or to enforce against us or any of our directors or officers any judgments in civil and commercial matters, including judgments under the United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon the civil liability provisions of U.S. federal securities laws. There is no treaty between the United States and Canada for the reciprocal enforcement of foreign court judgments.

NOTE: IN ADDITION TO THE ABOVE STATED RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS OFFERING CIRCULAR, POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

                            BUSINESS AND PROPERTIES
3.)     With respect to the business of the Company and its properties:
      (a) Describe in detail what business the Company does and proposes to do, including what product or goods are or will be produced or services that are or will be rendered.

      Summary

      GIC has executed an arms length, worldwide, exclusive non-transferable non-assignable license with KyxPyx Technologies, Inc., a private British Columbia corporation, to use their media streaming technology. The license restricts our rights to sublicensing the technology to companies within the pharmaceutical industry only. Media streaming refers to Internet distribution systems that transmit sounds and images from broadcaster to viewer. Streaming is similar to conventional television or radio broadcasting in that sounds and images are converted into electrical signals (transmission formats) and transmitted from broadcasters to viewers where they are in turn reconverted into the original sounds and images.

      GIC is currently not operational and has not begun to provide the services described in this offering and has had no revenues to date. GIC has one product, a licensed media streaming system comprised of two components: A broadcast server referred to as KasterBlaster, and a transmission format, referred to as KPX. The two combined components form GIC's sole product and service and enable the system's prime feature: multi-channel switching. Multi-channel switching allows viewers the ability to switch between several different program channels of video or audio content in a near instantaneous manner (near instantaneous refers to sub-second response time). Program channels refer to separate and distinct content whether it is audio or video.

      GIC proposes to market its product as another means for pharmaceutical companies to disseminate information. Each individual company shall determine the use of the product according to their respective needs. However, the following represent potential uses and applications of our technology within the pharmaceutical industry. We do not propose to engage in nor assist in the disposition of these services. Our sole source of revenue generation stems from the sale of the licensed media streaming technology. The potential uses for our product by the pharmaceutical industry include: 1.) Disseminating information within pharmaceutical companies. The possible applications include remote training, continuing education and messaging. 2.) Disseminating information from within the pharmaceutical company to outside companies. Possible applications include research collaboration, product marketing and job recruitment. 3.) Disseminating product and service information to consumers. Possible applications include direct-to-consumer (DTC) advertising, marketing campaigns and continuing education.

      The licensor, KyxPyx Technologies, Inc., was incorporated under the laws of British Columbia on March 15, 1999. Its fiscal year end is March 15th. As of their latest financial disclosure on June 15th, 2001, the company had not realized any sales of its proprietary media-streaming technology. The following is a summary of the company's unaudited financial information for their most recent year ended March 15th, 2001 and quarter ended June 15th, 2001.

KyxPyx Technologies, Inc.                                       Year ended      Quarter ended
Summary financial information                                    March 15          June 15
                                                                   2001              2001
------------------------------------------------------------------------------------------------
Balance Sheet:
------------------------------------------------------------------------------------------------
Cash                                                                   $4,424          $3,999
------------------------------------------------------------------------------------------------
Total Assets                                                           15,668          14,386
------------------------------------------------------------------------------------------------
Total Liabilities                                                       4,290          13,243
------------------------------------------------------------------------------------------------
Net Worth                                                              11,378           1,143
------------------------------------------------------------------------------------------------
Share Capital                                                          63,170          63,170
------------------------------------------------------------------------------------------------
Accumulative Deficit                                                 (51,791)        (62,027)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Income Statement:
------------------------------------------------------------------------------------------------
Revenue                                                                $1,922            $324
------------------------------------------------------------------------------------------------
Operating Expenses                                                     51,973           8,337
------------------------------------------------------------------------------------------------
Net (Loss)                                                           (54,506)        (10,236)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Cash Flow:
------------------------------------------------------------------------------------------------
Cash Flow from (used in) Operating Activities                       $(53,602)        $(7,087)
------------------------------------------------------------------------------------------------
Cash Flow provided by Financing Activities                            $67,434          $6,662
------------------------------------------------------------------------------------------------
Cash Flow (used in) Investing Activities                            $(12,149)             -0-
------------------------------------------------------------------------------------------------

      There are no plans, arrangements or understandings between the issuer and the licensor concerning future mergers and the licensor is not a predecessor of Global Internet as the term is defined in Rule 405 of Regulation C.
      Product Description

       GIC's licensed media streaming product is comprised of two components: a broadcast server and a transmission format. The broadcast server software, known as KasterBlaster, is a multi-format legacy streaming system. This means it is able to transmit sounds and images in various transmission formats. Legacy refers to streaming systems that are widely used. KasterBlaster has one function: it acts as a transmitter, broadcasting sounds and images across the Internet to viewers.

      The broadcast server software has been beta tested. (A product that is being beta tested is one that is in the early stage of commercialization. It is usually missing some important features and may be subject to hardware and software defects that need to be corrected. Beta licensors frequently receive revenue in the form of a discounted fee from the beta licensee for use of the product or service.)

      The transmission format, known as KPX, converts sounds and images into small electronic parts for broadcast. These small parts are then transmitted by KasterBlaster (broadcast server) and reassembled and displayed. KPX acts as a plug-in to the KasterBlaster. This means it is an integral component of the media-streaming product but cannot function independently of the broadcast server software. The sole function of the KPX format is the conversion of sounds and images into a proprietary electronic format so that they can be transmitted by the broadcaster.

      The transmission format has been developed to proof of concept and is currently in alpha stage development. (A product that is at alpha stage is one that has been completed and demonstrated as a functioning product in the factory by either the manufacturer's staff or outsiders. It is the final step prior to release as a beta test product.)

      The two combined components form GIC's sole product and service. The combination of the KasterBlaster server software and the KPX format, enable multi-channel switching. Multi-channel switching is the product's prime feature and allows viewers to switch between several different program channels of video or audio content in a near instantaneous manner.

      The KasterBlaster broadcast server can transmit other media streaming formats and can act independently of the KPX format. However, without the KPX format, KasterBlaster cannot provide the complete system's prime feature, multi-channel switching. (For a detailed technology description, see section 3c, page 18, "Media Streaming - Industry Overview and Technology Comparisons")

      GIC's web site will serve as the platform from which the licensed technology will be made available to the pharmaceutical industry. GIC will make its product available for download from its corporate web site. Implementation of the software is accomplished by file download, an installation process that requires approximately 15 minutes to complete. The site will also serve a repository for product, corporate and industry information and a frequently asked questions service.

      The license

      The business purpose of the license is to enable GIC to market the product as an alternative to existing media streaming systems. The license restricts GIC to marketing the product to companies in the pharmaceutical industry, the product's end-users. All of GIC's currently contemplated future revenues are dependent upon the license agreement.

      The license is subject to the following material terms and conditions:
      The rights granted under the license are limited to three (3) years from December 31, 2000, the date of execution of the License, with an option by GIC to extend for another (3) three years. At the end of the second three (3) year period, the license terminates unless a new agreement is negotiated and entered into by the parties.

      The Licensor is not required under the terms of the license to provide GIC with any software upgrades, fixes or related changes to the completed software but must promptly provide to GIC all documentation detailing said changes so as to provide GIC and its technician(s) the ability to implement said changes and/or upgrades. The Licensor must notify GIC of the nature of any upgrades or other planned modifications to the technology that affect the media streaming product directly or indirectly. The Licensor will not provide and is not required under the terms of the license to provide, GIC any day-to-day functions.
      GIC shall pay the Licensor a royalty on the following sliding scale as follows:
a) Five percent (5%) of net income after tax on the first $1,000,000 (one million dollars);
b) Three percent (3%) of net income after tax on the following $3,000,000 (three million dollars);
c) Two percent (2%) of net income after tax on the following $5,000,000 (five million dollars);
d) One percent (1%) of net income after tax above $9,000,000 (nine million dollars).
      Under the terms of the license agreement GIC is responsible for all aspects of the use, and dissemination of the licensed software, including its implementation and display. The licensor has provided GIC with the broadcast server software and we shall implement it on our corporate web site as a downloadable file upon the completion of the offering herein.

      Kelly Myers, President of the Licensor, is also employed as CTO of GIC. Under the terms of his employment agreement with GIC he will be responsible for all technical issues arising out of the use of GIC's licensed technology. He will provide no other services. GIC is not required to fund development and none of GIC's resources will be expended on development of the Licensor's technology.
      The terms of the license provide that if, at any time during the term of the license agreement, GIC or any of its officers, directors or agents willfully and intentionally breaches a material provision of the Agreement and GIC fails to cure such breach within a period of one (1) month after the date that Licensor provides GIC with notice thereof, Licensor shall have the right to terminate this Agreement and terminate the license, inclusive of any and all upgrades except those developed by the company. GIC may terminate the Agreement only if Licensor fails to deliver the media streaming product in satisfaction of GIC's acceptance criteria after (1) one months notice to Licensor and an opportunity to cure.

      In the event of termination GIC shall be authorized to continue exercising all of the rights granted under the license, subject to it losing the exclusivity. All licenses or sublicenses granted by either party under the terms of this Agreement prior to termination shall remain in full force and effect and shall not be affected by termination. (See Exhibit 6.1 to review the license agreement).

(b) Describe how these products or services are to be produced or rendered and how and when the Company intends to carry out its activities. If the Company plans to offer a new product(s), state the present stage of development, including whether or not a working prototype(s) is in existence. Indicate if completion of development of the product would require a material amount of the resources of the Company, and the estimated amount. If the Company is or is expected to be dependent upon one or a limited number of suppliers for essential raw materials, energy or other items, describe. Describe any major existing supply contracts.

      GIC has not booked any sales to date nor have we established any formal distribution agreements for our product. GIC's licensed system is engineered to stream content over broadband Internet networks in real time (occurring immediately), and with the ability to adapt to the instabilities inherent in the Internet's infrastructure. Broadband Internet means fast Internet delivery systems commercially available to the general public.

      Users can send or receive media streamed over the Internet with currently available consumer level broadband bandwidth services and consumer level, off-the-shelf, computer hardware. In order to view or broadcast content using the licensed system broadband Internet access is required. Thereafter, and in order, one must follow the instruction prompts that will be available at GIC's web site, directing the user. Specifically, to broadcast content, the broadcaster must download two pieces of software: one to encode the data (step 1 below), the other to transmit the data (step 2 below);

(1) Download the transmission software (which allows the broadcaster to convert media files such as an AVI or Quicktime movie into the proprietary media format readying it for broadcast using the Licensor's broadcast server software. (see # 2))
(2) Download and configure the broadcast server software that allows for broadcasting encoded (see # 1) content to viewers.

      The system will be sold on a fees schedule depending on the size of the intended viewing audience or in furtherance of a negotiated licensing agreement (1069738036see section 3 (c), page 20)
      To view content;

(1)     Download Client Viewer Application software, (client viewer application software is a program that is used to access files or services such as file downloads, file sharing and media streaming from a server which fulfills requests for files and or services).
(2)     Connect to a broadcasting server through a link provided on the broadcaster's corporate web site or by directly entering the link in the Client Viewer Application software.

      A Frequently Asked Questions (FAQ) guide will be established to handle general and frequently asked questions on the systems use. Customer support and service personnel will handle customer inquiries that are more technical in nature.

      Version 0.60 of the broadcast server software has been beta tested. The results determined that the core server engine is stable and there are no currently known defects. GIC has received a copy of the broadcast server software and upon completion of this offering will begin carrying out our business activities by implementing the software on our corporate web site and making it available for download. Thereafter, we shall commence personnel hires followed by our marketing campaign.
      We will pursue initial agreements within the pharmaceutical industry for the use of the broadcast server software. GIC's broadcast server software will be released and marketed to the pharmaceutical industry in an effort to establish a user install base for the sale of the complete licensed system.

      The transmission format software has been developed to a proof of concept and is currently undergoing alpha stage testing. The testing to date has been done within the Licensor's LAN (local area network) and across the Internet. The purpose of this test was to assess the core transmission format and analyze performance. The results establish that the format can be transmitted across both LAN and the Internet in both reliable and unreliable network conditions and produce a quality presentation, whether it is audio or video.

      However, synchronization of audio with video continues to pose challenges. Based upon the test results the licensor advises that the hurdles involved in correcting this problem can be overcome by the fourth quarter 2001 but completion in a timely manner is dependant upon the licensor's current funding initiative.

      Upon completion of the transmission software (forecast for fourth quarter 2001) the complete system will be marketed and sold as an alternative media streaming system commencing the first quarter of 2002. GIC's business will suffer if the licensor does not complete the transmission format software in a timely manner and we are entirely dependent on the licensor for its completion.

 (c) Describe the industry in which the Company is selling or expects to sell its products or services and, where applicable, any recognized trends within that industry. Describe that part of the industry and the geographic area in which the business competes or will compete.

      Indicate whether competition is or is expected to be by price, service, or other basis. Indicate (by attached table if appropriate) the current or anticipated prices or price ranges for the Company's products or services, or the formula for determining prices, and how these prices compare with those of competitors' products or services, including a description of any variations in product or service features. Name the principal competitors that the Company has or expects to have in its area of competition. Indicate the relative size and financial and market strengths of the Company's competitors in the area of competition in which the Company is or will be operating. State why the Company believes it can effectively compete with these and other companies in its area of competition.

      Pharmaceutical industry

      The pharmaceutical industry is comprised of companies that research, develop and market various kinds of medical products and services. Many companies employ people in clinical research, development, testing, administration, marketing and sales. With the advent of business-to-business solutions many companies share information with partners and competitors alike and transact business across networks and other communication mediums.

      According to the Department of Commerce in their Digital Economy 2000 Report, the growth of the Internet has contributed to the lowering of costs and increased productivity by making information more readily available. The advent of streaming technologies and tools represent another means of disseminating information within corporate Local Area Network (LAN), from company to company (shared networks) and from company to consumer (through public networks like the Internet).
      There has been a growing emphasis and acceptance by both U.S. regulatory agencies and the pharmaceutical industry of direct-to-consumer marketing
      (DTC). Until recently, marketing was permitted only to physicians and pharmacists. However, the Food and Drug Administration began relaxing advertising restrictions in 1997 (FDA, Department of Health and Human Services, August 1997) and DTC advertising budgets have grown steadily, targeting not only the end consumer but health care officials also (Source: http://stas.bls.gov/datahome.htm and Blue Cross Blue Shield).

      Media Streaming - Industry Overview and Technology Comparisons

      Historically, Internet file transfer required the downloading of all the data before the user could view the content. However, because media files -including audio and video -contain more data than conventional text or simple graphics files, downloads proved time consuming. Streaming emerged as an economical and efficient way of sending information.

      Two media distribution systems evolved and are in general use: downloaded media and streaming media. Downloaded media systems do not enable the viewer to view the content during the transmission or broadcast. Viewers must wait until the transmission is completed prior to viewing or listening to the images and sound. This is similar to needing to record a television program before being able to view it. Streaming systems, conversely, allow a viewer to view media content during transmission, akin to conventional television and radio broadcasting. GIC's licensed system is a media streaming system.

       Legacy streaming systems use technology that is optimized so that the fewest pieces of information are needed in order to reconstruct a representation of the original information. These formats, such as MPEG 1, 2, and 4 (Moving Picture Experts Group the abbreviation for a family of International Standards used for coding audio-visual information in a digital compressed format.) are able to compress large amounts of information into each electronic part, also referred to as packets.
      This compression rate is achieved by interframe coding. This means that only differences between successive frames are recorded which means a reference frame is needed that the differences are applied towards. (Source: Moving Pictures Expert Group)

      In order for the original sound and images to be correctly displayed, the packets must be formatted for transmission rates that the media streaming system expects to have available. The transmission rates that were specified in MPEG are continuous, reliable, and reproducible however, Internet transmission rates are not always continuous, reliable or reproducible. (Source: International Organization for Standardization)

      The Internet's lack of transmission stability can result in the loss of some of these packets during transmission from broadcaster to viewer. This is referred to as packet loss. Because these formats compress large amounts of data per packet the loss of packets can have a detrimental effect when the data is reconverted into the original sound and images.

      Legacy systems use several technical innovations to overcome this loss of data, including caching. This means that several parts of data are stored on the viewer's computer prior to being displayed just in case packets are lost in transmission. Conceptually this is similar to downloaded media systems except that only a portion of the broadcast needs to be downloaded prior to viewing. While this overcomes some of the detrimental effect of data loss, it results in a delay prior to viewing. This delay is referred to as buffering.

      GIC's system is different in the manner in which the sounds and images are converted and the method in which they are transmitted.

      GIC's licensed system does not use interframe coding. It compresses less information per packet but increases the number and frequency of packets transmitted. The effect is the loss of any packet is less detrimental to the media presentation when the data is reconverted into the original sound and images. This alleviates the need to cache data and consequent
      buffering.   Without the delays associated with buffering,  GIC is able to offer a product that enables sub-second multi-channel switching.

      Management believes that these factors will allow it to offer a competitive alternative to existing media streaming tools currently used by pharmaceutical companies.

      Potential Competitors

      The market for media delivery over the Internet is relatively new, constantly changing and intensely competitive and more companies are entering the market for, and expending increasing resources to develop media delivery software and services. We expect that competition will intensify. All of our current competitors have longer operating histories, greater name recognition, more technical personnel, and significantly greater financial resources. Additionally, new competitors with potentially unique or more desirable products or services may enter the market. Price concessions or the emergence of other pricing or distribution strategies or technology solutions of competitors may diminish our revenues, impact our margins or hinder our growth in market share, any of which will harm our business.

      Numerous companies compete in the media streaming industry. Companies like Microsoft, Real Networks and Apple are the principal participants however, other smaller companies also vie for market share. Although we shall compete with all of these companies our principal competition will arise from those smaller companies including iBEAM Broadcasting Corp., Digital Fountain, Streaming21 and Telestream. The market and financial strengths of these competitors, while less than the principal participants in the industry, are substantially more significant than GIC's.

      Pricing

      The cost of licensing varies by company. For example Real Networks', whose fees are based upon the number of viewers licensed to receive broadcast transmissions, charge $7,000 for a maximum of 200 viewers. Their fee structure is graduated upward as the number of viewers increases and are fixed regardless of the actual number of viewers viewing a transmission. (Source: Real Networks License)

      GIC will offer its media-streaming product through either a pay-per-use or on a licensing basis. The pay-per-use pricing structure will provide pharmaceutical companies an opportunity to test the merits of GIC's product without having to commit a substantial amount of capital. It will also provide a mechanism for GIC to facilitate the acquisition of new licensed customers. The pay-per-use pricing structure will require pharmaceutical broadcasters to pay GIC for the service based on the exact number of viewers and their accumulated viewing time connected to the broadcast.

      If prospective pharmaceutical clients get positive feed-back from viewers during the broadcast longer term licensing agreements, at substantial cost savings to the pay-per-use service, can then be negotiated. The KyxPyx media streaming technology can calculate the fee based on the actual time each viewer is connected to the broadcast.

      The following chart details contemplated fees for using GIC's service on a pay per use basis.

                  Number of Users                            Fees Per Hour
-------------------------------------------------------------------------------------
                    10 or less                                   $10.00
-------------------------------------------------------------------------------------
                     11 to 49                                    $20.00
-------------------------------------------------------------------------------------
                     50 to 99                                    $30.00
-------------------------------------------------------------------------------------
                    100 to 499                                  $100.00
-------------------------------------------------------------------------------------
                    500 to 999                                  $500.00
-------------------------------------------------------------------------------------
                  1,000 to 4,999                               $1,000.00
-------------------------------------------------------------------------------------
                   5,000 and up                                $2,500.00
-------------------------------------------------------------------------------------

      Customers electing the pay per use service will be charged based on the maximum number of simultaneous viewers and the accumulated time all viewers stay connected to the broadcast. With the systems capabilities of detecting and reporting how many users are connected at any time, the fee will be calculated on a minute-by-minute basis. The maximum number of people connected during any 60 minute time period will be used as the basis for calculating the fee per viewer per hour.

      GIC will be paid for the pay per use service from the broadcaster, regardless of payment to the broadcaster for service by any viewers connected to the broadcast.

      The product will also be offered on a license basis. The license of the product to pharmaceutical companies will be based upon the number of viewers they anticipate will be viewing the broadcast and the duration of the license. Although GIC has not yet determined a set cost structure for the license, we anticipate annual fees ranging from $6,000/$7,000 for 300 to 400 simultaneous viewers with graduated increases depending on the number of viewers over 400.

        Note:   Because this Offering Circular focuses primarily on details concerning the issuer rather than the industry in which the issuer operates or will operate, potential investors may wish to conduct their own separate investigation of the issuer's industry to obtain broader insight in assessing the issuer's prospects.

(d) Describe specifically the marketing strategies the Company is employing or will employ in penetrating its market or in developing a new market. Set forth in response to Question 4 below the timing and size of the results of this effort which will be necessary in order for the Company to be profitable. Indicate how and by whom its products or services are or will be marketed (such as by advertising, personal contact by sales representatives, etc.), how its marketing structure operates or will operate and the basis of its marketing approach, including any market studies. Name any customers that account for, or based upon existing orders will account for a major portion (20% or more) of the Company's sales. Describe any major existing sales contracts.

      GIC's Marketing Strategies

      GIC proposes to market and sell its alternative media streaming system as a one broadcast server solution, enabling pharmaceutical companies the ability to broadcast competing formats from a single broadcasting server. Thereafter, we intend to convert existing KasterBlaster broadcast users to the KPX transmission enabled media streaming system. Initially, our marketing campaign will consist of establishing general market awareness through various sales and marketing specialists involved in and doctors knowledgeable about the pharmaceutical industry. We believe that the success of our Internet media streaming product and GIC will be highly dependent on the ongoing success of this campaign and our continued relationships with our Board of Advisors.

      Upon the completion of the beta testing service development phase, our main market penetration program is planned to consist of direct sales to large corporations that would be prospective long-term users of our service.

      Wide scale service introduction and ongoing marketing activities on a broader scale will be arranged through distributors under both exclusive and non-exclusive relationships, dependent upon geographical location. Our U.S. sales are planned to be through distributors which will allow our Company to minimize sales, travel and integration costs, and will assist us with any regulatory issues that may arise.

      We have not yet established any formal distribution agreements and do not plan to do so until the completion of this offering. In order for our initial marketing efforts to be successful, we must demonstrate a solid value proposition to our prospective customers. This value proposition will likely have to be predicated on the inherent costs savings through the use of the Internet video streaming product and the innovative features management believes the KyxPyx system provides. Successful development of services for the pharmaceutical industry may not necessarily ensure GIC's success. There are numerous competitors and potential competitors that provide solutions similar to those of our Company. Many of these entities are significantly larger than the issuer and have significantly more resources and broader product and service offerings. (See section entitled "Risk Factors") GIC intends to initially utilize both traditional methods and the Internet for marketing the Internet media-streaming product to the pharmaceutical industry. GIC expects that a majority of its revenues once the Internet media streaming product is launched will be derived by selling its service to a narrow base of clients. The Internet will provide a channel for marketing and access to the product.

      GIC also intends on marketing and selling the Internet media streaming product through a combination of GIC's in-house direct sales force and out-sourcing to professional marketing agencies where practical. GIC shall have a media relations employee who will conduct comprehensive public relations programs that include establishing and maintaining relationships with key trade press, business press and industry analysts.

      All of GIC's initial sales, promotion and marketing resources will originally focus on targets in the United States and Canada. Expansion into the markets of Europe and Southeast Asia will likely follow in year two, subject to the appropriate financing and industry recognition and acceptance of GIC's video streaming product and service. GIC shall expand its international markets by establishing sales offices in strategic locations.

      Our anticipated growth in the twelve months subsequent to the Offering will place demands on our management, financial and operational resources. If we are successful in implementing our marketing strategy, we may have difficulty responding to demand for our products and services in a timely manner and in accordance with our customers' expectations. We expect these demands to require the addition of new management, technical, sales, and marketing personnel. We may be unable to manage our growth successfully, in which case our business, financial condition and results of operation could be adversely affected.

(e) State the backlog of written firm orders for products and/or services as of a recent date (within the last 90 days) and compare it with the backlog of a year ago from that date. Not applicable

(f) State the number of the Company's present employees and the number of employees it anticipates it will have within the next 12 months. Also, indicate the number by type of employee (i.e., clerical, operations, administrative, etc.) the Company will use, whether or not any of them are subject to collective bargaining agreements, and the expiration date(s) of any collective bargaining agreement(s). If the Company's employees are on strike, or have been in the past three years, or are threatening to strike, describe the dispute. Indicate any supplemental benefits or incentive arrangements the Company has or will have with its employees.

      GIC has 4 (four) employees at present. To date there has been no cash remuneration by GIC to any of its employees. Messrs O'Byrne and Kempo, GIC's CEO and President respectively, will be compensated at a rate of $30.00 per hour for their services. To date Mr. O'Byrne and Mr. Kempo, are owed a total of $8,265 for work done on behalf of GIC. These charges are not subject to any interest and will be payable when GIC realizes revenues. Upon completion of the offering, Mr. O'Byrne and Mr. Kempo will devote full time and attention to the business of GIC and will be compensated at $4,800 per month. These charges will be recorded as payables, are not subject to any interest and will be paid when GIC realizes revenues.

      Mr. Oss-Cech, GIC's Secretary, will be paid at a rate of $30.00 per hour for his services to GIC. GIC has not incurred any payables to Mr. Oss-Cech to date. He will be paid on an ad hoc basis to a maximum of $1,000 per month. These charges are not subject to any interest and will not be paid until GIC realizes revenues.

      During the first 6 months of operations, GIC expects to pay consulting remuneration to the Chief Technology Officer, Kelly Myers, who will spend up to 20% (twenty percent) of his available time each month on GIC's project.

      Currently, there is 1 (one) employment agreement. (See section entitled
      Exhibit 6.2 for the Employment Agreement between GIC and the Chief Technology Officer, Kelly Myers.) The board of directors has set a maximum amount payable under the agreement of $3,300 per month to a total of $40,000 per year. Mr. Myers is currently the Chief Executive Officer and Chief Technology officer of KyxPyx Technologies Inc.. His work time is primarily dedicated to the development and marketing of the KyxPyx media streaming technology.

      GIC anticipates hiring two more individuals upon the completion of the offering. These hires will be technical and marketing and sales staff. None of GIC's staff is subject to any collective bargaining agreements.

(g) Describe generally the principal properties (such as real estate, plant and equipment, patents, etc.) that the Company owns, indicating also what properties it leases and a summary of the terms under those leases, including the amount of payments, expiration dates and the terms of any renewal options. Indicate what properties the Company intends to acquire in the immediate future, the cost of such acquisitions and the sources of financing it expects to use in obtaining these properties, whether by purchase, lease or otherwise.

      GIC has entered into a non-arms length verbal agreement with Hampton Financial Partners, Inc. whereby GIC has been provided office space, including phone lines and mail services. The principal terms allow for the use of the premises and facilities on a month-to-month basis, as of March 31, 2001 at a monthly rental of $325 per month inclusive of all costs. These charges are being recorded as payables and are not subject to any interest and will be paid when GIC realizes revenues. Upon successful completion of the financing contemplated herein GIC will seek new premises according to the requirements of GIC and the forecasts contained in the use of proceeds section herein. (For further details please see Management Relationships, Transactions and Remuneration, 39(b))

      Currently, GIC does not own any real estate, plant and equipment or patents. It does have a 3 (three) year world-wide exclusive license to develop and market the Internet media streaming product to the pharmaceutical industry that is derived from the media streaming technology developed by KyxPyx.

(h) Indicate the extent to which the Company's operations depend or are expected to depend upon patents, copyrights, trade secrets, know-how or other proprietary information and the steps undertaken to secure and protect this intellectual property, including any use of confidentiality agreements, covenants-not-to-compete and the like. Summarize the principal terms and expiration dates of any significant license agreements. Indicate the amounts expended by the Company for research and development during the last fiscal year, the amount expected to be spent this year and what percentage of revenues research and development expenditures were for the last fiscal year.

      GIC's operations do not depend and are not expected to depend upon patents. All rights, duties and obligations of GIC extend from the grant of rights issued under license from KyxPyx. The licensing agreement provides for the indemnification of GIC from any and all claims against GIC for patent infringement (see clause 9.1 of the License Agreement marked Exhibit 6.1 "License Agreement").

      On June 21, 2001 KyxPyx filed under the Patent Cooperation Treaty, (PCT is a multilateral treaty to which 110 countries, including the United States are contracting states) an additional patent application (PCT no. CA1/00893). The present invention relates to multimedia data compression, coding and transmission, such as video and audio. Text, picture, audio and video data are generically termed multimedia data. The licensor is attempting to patent a unique process of compressing data and thereafter transmitting the compressed data in a proprietary format efficiently, the effect of which is to render audio and visual multimedia with fewer errors and omissions. The licensor has advised the issuer that an application under the Patent Cooperation Treaty was made 1.) Having regard to the markets the technology may be marketed and 2.) In an effort to broaden the coverage of protection under a successful grant. The licensor has advised that the Patent Cooperation Treaty application offers a broader scope of protection. The broadening of geographic coverage under the PCT will benefit GIC primarily because of the extensive geographic scope of the pharmaceutical industry and use of the technology beyond North America.

      The patent application is a protracted process, lasting between 15 to 30 months depending upon the complexity of the filing and the number of appeals or amendments. Notwithstanding any delays, any rights granted under a successful application are retroactive to the date of filing.

      Independent of the licensor's application, GIC will market the licensed product in an effort to establish a broad user install base. If the patent is not granted GIC's business may suffer from competing companies and product makers attempts to reverse engineer the technology. However, the terms of the license require the licensor to provide GIC with upgrades of the technology, whether subject to patent protection or not. The requirement under license to provide upgrades and advances provide GIC with competitive advantages not otherwise available to non-licensed users.

(i) If the Company's business, products, or properties are subject to material regulation (including environmental regulation) by federal, state, or local governmental agencies, indicate the nature and extent of regulation and its effects or potential effects upon the Company. Not applicable

(j) State the names of any subsidiaries of the Company, their business purposes and ownership, and indicate which are included in the Financial Statements attached hereto. Not applicable

(k) Summarize the material events in the development of the Company (including any material mergers or acquisitions) during the past five years, or for whatever lesser period the Company has been in existence. Discuss any pending or anticipated mergers, acquisitions, spin-offs or recapitalizations. If the Company has recently undergone a stock split, stock dividend or recapitalization in anticipation of this offering, describe (and adjust historical per share figures elsewhere in this Offering Circular accordingly). Not applicable

4 (a)    If the Company was not profitable during its last fiscal year, list below in chronological order the events which in management's opinion must or should occur or the milestones which in management's opinion the Company must or should reach in order for the Company to become profitable, and indicate the expected manner of occurrence or the expected method by which the Company will achieve the milestones.

      Since GIC has never been profitable, the events which in management's opinion must or should occur or the milestones which in management's opinion GIC must or should reach in order for GIC to become profitable are listed in chronological order, as are indications of the expected manner of occurrence or the expected method by which GIC will achieve the milestones and time frames for achievement.

             Event or Milestone         Expected manner of occurrence    Date or number of months
                                        or method of                     after receipt of proceeds
                                        achievement                      when should be accomplished


(1)  Launch of KyxPyx broadcast server  Launch on KyxPyx web site        June 2001
     software

(2)  Demonstration of beta broadcast    Link to broadcast server         1 month after event (1)
     server software                    demonstration page at
                                        licensor's web site

(3)  Commence marketing of broadcast    Contacting prospective users,    2 months after event (1)
     server capabilities                and prospective marketing and
                                        sales staff
(4)  Completion of KPX format           Link to licensor's full          Four months after event
                                        commercial beta version of       (1)
                                        media streaming system

(5)  Commence interviewing and hiring   Proactive search for talented    1 month after event (4)
     of marketing and sales staff       and experienced team of members

(6)  Commence negotiations, with        Sales and Marketing Teams        Two months after event (4)
     Pharmaceutical Companies           demonstrate present the media
                                        streaming product;

(7)  Complete beta tests                Implement changes/upgrades       One month after event (5)
                                        based upon beta licensee's
                                        feedback

(b) State the probable consequences to the Company of delays in achieving each of the events or milestones within the above time schedule, and particularly the effect of any delays upon the Company's liquidity in view of the Company's then anticipated level of operating costs. (See Question Nos. 11 and 12)
      The factors which could affect the commencement of operations or reaching profitability are:

(i)     Delay in the launch or beta testing of the KyxPyx media streaming technology.

(ii)    Delays in the delivery of upgrades

(iii)   Delays in finding and recruiting technical personnel to implement the software and upgrades.

(iv)    Delays in finding and recruiting sales and marketing staff.

(v)     Delays or the inability to execute distribution agreements.
        Having regard to the limited funds contemplated under this offering, any one of the above listed delays could irreparably harm GIC and its prospects for success.

        Note:   After reviewing the nature and timing of each event or
milestone, potential investors should reflect upon whether achievement of each within the estimated time frame is realistic and should assess the consequences of delays or failure of achievement in making an investment decision.

                            OFFERING PRICE FACTORS
Since the securities that are offered under this offering are common stock, the following factors may be relevant to the price at which the securities are being offered.

5.)     What were net, after-tax earnings for the last fiscal year? Total
$(3,236) ($0.03 per share).

6.)     If the Company had profits, show offering price as a multiple of earnings. Adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price, if applicable. Not applicable

7.) (a) What is the net tangible book value of the Company? (If deficit, show in parenthesis.) For this purpose, net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities. ($9,617) (($0.01) per share)

        The Offering price of shares in GIC has been determined arbitrarily by management of GIC. The offering price does not reflect GIC's asset value, net worth, earnings, cash flow or any other established criteria of value. The offering price of the Common shares may or may not be an indication of the present or any future value of the Common shares of GIC.

    (b) State the dates on which the Company sold or otherwise issued securities during the last 12 months, the amount of such securities sold, the number of persons to whom they were sold, and relationship of such persons to the Company at the time of sale, the price at which they were sold and, if not sold for cash, a concise description of the consideration. (Exclude bank debt.)
    On October 23, 1998 1,000 Common shares were issued at an aggregate offering price of $6 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public. In accordance with the provisions under these sections of the Act, these shares were issued to one individual, who was a close business associate of the Company. The purchaser is noted as follows;

           Investor Name              No. of Shares Purchased        Price per share
-------------------------------------------------------------------------------------------
Lorenzo Oss-Cech                                         1,000                    $0.006
-------------------------------------------------------------------------------------------

        On November 1, 2000, 1,000,000 Common shares were issued at an aggregate offering price of $652 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public. In accordance with the provisions under these sections of the Act, these shares were issued to three individuals, all of whom were friends, family or close business associates of the Company. The purchasers are noted as follows;

           Investor Name              No. of Shares Purchased        Price per share
-------------------------------------------------------------------------------------------
Rory O'Byrne                                           750,000                 $0.000652
-------------------------------------------------------------------------------------------
Colin Campbell                                         150,000                 $0.000652
-------------------------------------------------------------------------------------------
Brad Kempo                                             100,000                 $0.000652
-------------------------------------------------------------------------------------------

8) (a) What percentage of the outstanding shares of the Company will the investors in this offering have? Assume exercise of outstanding options, warrants or rights and conversion of convertible securities, if the respective exercise or conversion prices are at or less than the offering price. Also assume exercise of any options, warrants or rights and conversions of any convertible securities offered in this offering.
                 Upon completion of the offering: 50 %

(b) What post-offering value is management implicitly attributing to the entire issuer by establishing the price per security set forth on the cover page (or exercise or conversion price if common stock is not offered)? (Total outstanding shares after offering times offering price, or exercise or conversion price if common stock is not offered.)

                 Upon completion of the offering: $200,000*

                * These values assume that GIC's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be:
                None.

                These values also assume an increase in cash in GIC by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be: $0.

                (For above purposes, assume outstanding options are exercised in determining "shares" if the exercise prices are at or less than the offering price. All convertible securities, including outstanding convertible securities, shall be assumed converted and any options, warrants or rights in this offering shall be assumed exercised.)

Note:   After reviewing the above, potential investors should consider whether or not the offering price (or exercise or conversion price, if applicable) for the securities is appropriate at the present stage of the Company's development.

                                USE OF PROCEEDS
9)
    (a) The following table sets forth the use of the proceeds from this offering:


                                                                                    Amount $
                 Total Proceeds                                                     $ 100,000.00
                 Less: Offering Expenses
                 Commissions& Finders Fees                                                 $0.00
                 Legal & Accounting                                                    $2,500.00
                 Copying & Advertising                                                 $1,000.00
                 Net Proceeds from Offering

                 Use of Net Proceeds
                 Salaries
                 Chief Technology Officer                                             $20,000.00
                 Marketing/Sales Manager                                              $15,000.00
                 Technician/Customer Support                                          $10,500.00
                                                           Sub-Total

                 Office Expenses
                 Rent                                                                 $15,000.00
                 Utilities                                                             $2,500.00
                 Telephone, Internet Costs                                             $1,000.00
                 Furniture                                                             $7,500.00
                 Leasehold Improvements                                                $1,500.00
                 Computer Equipment                                                   $17,100.00
                 Office Purchases                                                      $3,000.00
                                                           Sub-Total


                 General Expenses
                 Web Hosting/Administration                                            $2,400.00
                 Legal and Accounting                                                  $1,000.00
                                                           Sub-Total

                                                   Total Use of Net Proceeds          $96,500.00
                100%

 (b) If there is no minimum amount of proceeds that must be raised before the Company may use the proceeds of the offering, describe the order of priority in which the proceeds set forth above in the column "Amount" will be used.
        The order of priority in which the proceeds set forth above in the column "Amount" will be used is as follows:
        Highest priority is the payment of salaries, office rent, web hosting and administration, computer equipment, and telephone.
        Second highest priority is legal and accounting.
        The funds will be used as indicated in "Use of Proceeds" above, but GIC may have to rearrange its priorities based upon actual experience and reserves broad discretion in the use of proceeds derived from this Offering. Certain conditions may arise that management has not foreseen, including but not limited to, delays in the commercial beta version of the technology and the viability of the beta version of the technology once complete. GIC may be required to allocate greater or lesser amounts of its financial resources to hire additional technical staff.

Note:   After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company's business and operations, would be adequate.

10.)
(a) If material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering, state the amounts and sources of such other funds, and whether funds are firm or contingent. If contingent, explain. Not Applicable

(b) If any material part of the proceeds is to be used to discharge indebtedness, describe the terms of such indebtedness, including interest rates. If the indebtedness to be discharged was incurred within the current or previous fiscal year, describe the use of proceeds of such indebtedness. Not Applicable

(c) If any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business, briefly describe and state the cost of the assets and other material terms of the acquisitions. If the assets are to be acquired from officers, directors, employees or principal stockholders of the Company or their associates, give the names of the persons from whom the assets are to be acquired and set forth the cost to the Company, the method followed in determining the cost, and any profit to such persons. Not Applicable

(d) If any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise, explain: Not Applicable

11.)    Indicate whether the Company is having or anticipates having within the next 12 months any cash flow or liquidity problems and whether or not it is in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments. Indicate if a significant amount of the Company's trade payables have not been paid within the stated trade term. State whether the Company is subject to any unsatisfied judgments, liens or settlement obligations and the amounts thereof. Indicate the Company's plans to resolve any such problems. Not Applicable

12.)    Indicate whether proceeds from this offering will satisfy the
Company's cash requirements for the next 12 months, and whether it will be necessary to raise additional funds. State the source of additional funds, if known.

        The proceeds from this offering will not satisfy the Company's cash requirements for the next 12 months, and it may be necessary to raise additional funds. GIC has not held any discussions with any banks, financiers or other sources for future funding.

                                CAPITALIZATION
13.)    Indicate the capitalization of the Company as of the most recent balance sheet date (adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancings) and as adjusted to reflect the sale of all the securities in this offering and the use of the net proceeds therefrom: The following table sets forth the capitalization of our Company as of June 30, 2001 and is adjusted to give effect to (a) the subsequent issuance of an aggregate of 1,000,000 Common units, and (b) the sale of 1,000,000 units at an offering price of $0.10 per unit. No stock splits, dividends or other forms of re-capitalization are planned at this time (See "Use of Proceeds")

                   Amount Outstanding as Adjusted in US Dollars

                                                         As of June 30, 2001    Assuming Completion of
                                                                                       Offering
---------------------------------------------------------------------------------------------------------
Short-term debt (non interest bearing)                               $10,340                   $10,340
---------------------------------------------------------------------------------------------------------
Total Debt                                                           $10,340                   $10,340
---------------------------------------------------------------------------------------------------------
Shareholders' Equity:
Common shares, 100,000,000 authorized, no par value,
1,000,000 shares issued and outstanding on June 30,
2001 (1)                                                                $658                  $100,658
---------------------------------------------------------------------------------------------------------
Retained Earnings (deficit)                                        $(10,275)                 $(10,275)
---------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (deficit)                                $(9,617)                   $90,383
---------------------------------------------------------------------------------------------------------
Total Capitalization                                                    $723                  $100,723
---------------------------------------------------------------------------------------------------------

(1) Total outstanding shares adjusted for our Offering would be 2,000,000 Common shares.


                    DESCRIPTION OF SECURITIES BEING OFFERED
14.) The securities being offered hereby are:
    [  ] Common Stock
    [  ] Preferred or Preference Stock
    [  ] Notes or Debentures
    [ X ] Units of two or more types of securities composed of: Each unit consists of one (1) fully paid and non-assessable Common Share and one (1) Common share purchase warrant. Each purchase warrant shall entitle the holder thereof to purchase one (1) additional Common share in the capital of the Company at an exercise price of $0.125 per Common share during the first year from the date of the closing of the Offering; $0.15 per Common share between the 13th month and the 24th month from the date of the closing of the Offering. The common shares will be transferable upon completion of the offering and the common share purchase warrants will be non-transferable until exercised.
    If all of the warrants are subsequently exercised, we will then be issuing an additional one million (1,000,000) common shares. The holders of common shares will be entitled to one vote per share on all matters to be voted upon by the shareholders and do not have cumulative voting rights.
15.)    These securities have:

Yes        No
[  ]       [ x ]      Cumulative voting rights
[  ]       [ x ]      Other special voting rights
[  ]       [ x ]      Preemptive rights to purchase in new issues of shares
[  ]       [ x ]      Preference as to dividends or interest
[  ]       [ x ]      Preference upon liquidation
[  ]       [ x ]      Other special rights or preferences (specify):


16.)    Are the securities convertible?        [    ] Yes       [ X ] No

17.) (a) If securities are notes or other types of debt securities: Not applicable

     (b) If notes or other types of debt securities are being offered and the Company had earnings during its last fiscal year, show the ratio of earnings to fixed charges on an actual and pro forma basis for that fiscal year. Not applicable

Note:   Care should be exercised in interrupting the significance of the ratio of earnings to fixed charges as a measure of the "coverage" of the debt service, as the existence of earnings does not necessarily mean that the company's liquidity at any given time will permit payment of debt service requirements to be timely made. See questions Nos. 11 and 12. See also Financial Statements and especially the Statement of Cash Flows.

18.)    If securities are Preference or Preferred stock: Not applicable

19.)    If securities are capital stock of any type, indicate restrictions on dividends under loan or other financing arrangements or otherwise: Not applicable

20.)    Current amount of assets available for payment of dividends (if deficit must be first made up, show deficit in parenthesis): $ (10,275)

                             PLAN OF DISTRIBUTION
21.)    The selling agents (that is, the persons selling the securities as agent for the Company for a commission or other compensation) in this offering are: Not applicable

22.)    Describe any compensation to selling agents or finders, including cash, securities, contracts or other consideration, in addition to the cash commission set forth as a percent of the offering price on the cover page of this Offering Circular. Also indicate whether the Company will indemnify the selling agents or finders against liabilities under the securities laws. Not applicable

23.)    Describe any material relationships between any of the selling agents or finders and the Company or its management. Not applicable

Note: After reviewing the amount of compensation to the selling agents or finders for selling the securities, and the nature of any relationship between the selling agents or finders and the Company, a potential investor should assess the extent to which it may be inappropriate to rely upon any recommendation by the selling agents or finders to buy the securities.


24.)    If this offering is not being made through selling agents, the names of persons at the Company through which this offering is being made: Mr. Brad Kempo (GIC's President) of 914 - 950 Drake Avenue, Vancouver, British Columbia, Canada, V6P 2B9 (604) 662-4665 plans to distribute offering circulars related to this offering. The units offered herein are not offered for sale in the United States of America and management of GIC will not accept any subscriptions tendered by citizens of the United States of America. Our plan of distribution in Canada shall be effected by regular mail or hand delivery by Brad Kempo, to those individuals who have responded to the solicitation of interest letter, specifically friends and business associates of GIC. Neither the Internet nor any other electronic means will be used in the dissemination of the offering circulars.

        In connection with securities offered or sold to residents of the Province of British Columbia, Canada, our intention is to rely upon the exemptions from the registration and prospectus requirements of the British Columbia Securities Act (the "B.C. Act") provided for in sections 45 (5) and 74 (2) (4) of the B.C. Act. In connection with securities offered or sold to residents of the Province of Alberta, Canada, our present intention is to rely upon the exemptions from the registration and prospectus requirements of the Alberta Securities Act (the "Alberta Act") provided for in sections 65 (1) and 107 (1) (d) of the Alberta Act. These exemptions permit the offer and sale of securities to residents of the Provinces of British Columbia and Alberta, respectively, without the necessity to be registered or to provide a prospectus to such residents.

        The Offering shall be conducted by GIC's President, Mr. Brad Kempo. Although he is "associated persons" of GIC, as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), he is not deemed to be a broker for the following reasons:

(1) He is not subject to a "statutory disqualification" as that term is defined in section 3(a)(39) of the Exchange Act;

(2) He will not be compensated for his participation in the sale of GIC's securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities; and

(3) He is not an associated persons of a broker or dealer at the time of their participation in the sale of our securities. Mr. Kempo will restrict his respective participation to the following activities:

(a)     offering the securities only in Canada (without the use of the
            Internet);

(b)     preparing any written communication or delivering such communication through the mails or other means that do not involve oral solicitation by them of a potential purchaser;

(c)     responding to inquiries of a potential purchaser(s) in a communication initiated by the purchaser(s), provided however, that the content of such responses are limited to information contained in this Offering Circular;

(d)     performing ministerial and clerical work involved in effecting any transactions;

        As of the date of this Offering Circular, no broker has been retained by GIC for the sale of securities being offered. In the event that a broker who may be deemed an underwriter is retained by us, an amendment to our Offering Circular will be filed.

25.)    If this offering is limited to a special group, such as employees of the Company, or is limited to a certain number of individuals (as required to qualify under Subchapter S of the Internal Revenue Code) or is subject to any other limitations, describe the limitations and any restrictions on resale that apply: Will the certificates bear a legend notifying holders of such
restrictions?    [  ] Yes     [X ] No We estimate approximately 20 to 40
offering circulars shall be distributed in Canada only, to those individuals who have responded to the solicitation of interest letter, specifically friends and business associates of GIC.

26.) (a) Name, address and telephone number of independent bank or savings and loan association or other similar depository institution acting as escrow agent if proceeds are escrowed until completion of the offering: All investors' funds will be held in trust with Crease Harman and Company, GIC's corporate counsel, in a segregated investor's account at the Bank of Montreal in Victoria, British Columbia, Canada and pursuant to the regulations of the Law Society of British Columbia until the 1,000,000 Units are sold. In the event that the 1,000,000 Units are not sold, all prospective investors' funds will be promptly returned, with interest gained thereon.

        GIC is offering the right to subscribe for 1,000,000 Units (consisting of 1,000,000 Common shares and 1,000,000 Share Purchase Warrants) at $0.10 per Unit share. We will then issue up to an additional 1,000,000 Common shares, upon exercise of the Warrants. The Offering is being conducted directly by GIC, which proposes to offer the Units on an all-or-nothing basis, and no compensation is to be paid to any person for the offer and sale of the shares. No underwriter is being used in the Offering.

        We plan to commence selling to the public upon the date of qualification of this Offering Circular and plan to continue selling until we have either sold all of the Units prior 12 months from effectiveness of this Offering Circular, or until we have elected to terminate the Offering before expiration of the 12 month period. The funds from the sale of the Units will only be available to us for our use on completion of the Offering.

        Currently, no restrictions have been placed on any of the officers or directors from buying in this offering. However, none of the officers or directors have any preliminary plans, intentions or arrangements to buy securities in the offering. If the officers and directors choose to buy securities offered herein they will do so on the same terms and under the same conditions as those offered to the public and with investment intent.

        (b) Date at which funds will be returned by escrow agent if the offering is not complete. If the 1,000,000 Units are not sold prior to one year from the date of qualification of this Offering Circular, all funds received under subscriptions will be promptly returned to the subscribees.

        Will interest on proceeds during escrow period be paid to investors?
        [X ] Yes     [  ] No

27.)    Explain the nature of any resale restrictions on presently outstanding shares, and when those restrictions will terminate, if this can be determined:
There is currently no public market for our Company's Common shares, and there is little likelihood that an active trading market will develop in the near future as a result of this Offering. The Offering Statement of which this Offering Circular is a part has been qualified with the SEC pursuant to a Regulation A under the Securities Act, and as such, the Shares may be freely traded under the U.S. federal securities laws. The Shares, however, have not been registered in any state of the United States and may not be sold or otherwise transferred to persons who are residents of any state of the United States in which the Shares have not been registered unless they are subsequently registered or there exists an exemptions from the applicable state's registration requirements with respect to such sale or transfer. The Units, their underlying Common shares and the Warrants are not registered in any state of the United States. Subsequent sale and transfer to residents of various states of the United States may be made only pursuant to registration or an exemption from registration in the transferee's state.

        In addition, under the securities laws of certain provinces in Canada, the currently issued and outstanding Common shares may be subject to a resale restriction of indefinite duration, and may not be resold unless (a) the Company is a "reporting issuer" under those laws and has been a "reporting issuer" for at least 12 months, or (b) there is an exemption under those laws with permits resale, or (c) the relevant Canadian securities regulatory authority, on application makes a discretionary order permitting such resale. GIC is not a "reporting issuer" under the securities laws of any of the relevant provinces of Canada, and does not presently intend to become a "reporting issuer".

        Following the Offering, our Company will be considered a "non-reporting" issuer whose securities are not listed nor subject to regulation under the Securities and Exchange Act of 1934 (the "Exchange Act"). Pursuant to SEC Rule 15c2-11, promulgated pursuant to the Exchange Act, we may provide continuing information about our Company to one or more broker-dealers during the Offering period. However, in view of the relatively small size of the Offering and the nature of our Company as a "non-reporting issuer", there is virtually no likelihood that a regular trading market will develop in the near term if at all, or that if developed, it will be sustained. Accordingly, an investment in our Company's Common shares should be considered highly illiquid.

Note:   Equity investors should be aware that unless the company is able to complete further public offerings or the company is able to be sold for cash or merged with a public company that their investment in the company may be illiquid indefinitely.


                   DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS

28.)    If the Company has within the last five years paid dividends, made distributions upon its stock or redeemed any securities, explain how much and when: Not applicable


                   OFFICERS AND KEY PERSONNEL OF THE COMPANY
29.)    Chief Executive Officer
        Rory O'Byrne, B.A. LL.B. Chief Executive Officer, Age: 39
        120-50 Songhees Road,
        Victoria, British Columbia,
        Canada, V9A 7J4
        Ph. (604) 720- 6136

        Mr. O'Byrne graduated from Marin Academy in San Rafael, California and went on to obtain his Bachelor of Arts Degree in Political History at the University of Victoria in British Columbia, Canada. Thereafter, he graduated with Honors in Law, specializing in Intellectual Property and International Trade and Finance at University College in the United Kingdom. Mr. O'Byrne has been involved in the finance and merchant banking industries since his graduation from law school and has worked internationally in Hong Kong with Pacific Rim Ventures Inc., in Osaka, Japan with Fujita Kenshikukaisha and in San Francisco, California with Trilogy Capital. From January 1996 to November 1999 he was as a Director for Vista Financial in Vancouver, Canada. Vista Financial is a consulting firm specializing in the areas of corporate finance and legal issues. His duties included financial and legal consulting to companies in the startup and development phases of their operations. From November 1999 he has been Director and Officer of Hampton Financial Partners Inc. in Vancouver, Canada. Hampton Financial Partners is a financial services and market research firm. As an officer of the company his duties have included consulting and raising funding for venture capital projects. From April 2000 through May 2001 he served as interim President of KyxPyx Technologies Inc. His duties there included helping to secure financing for the development of the KyxPyx streaming video technology and directing corporate development.

        Also a Director of the Company       [  ] Yes     [ X  ] No
        Indicate amount of time to be spent on Company matters if less than full time: Not applicable

30)     Chief Operating Officer - Not applicable

31)     Chief Financial Officer - Not applicable

32) Other Key Personnel: Although several of the individuals listed herein have contributed time and expertise to the company and its formation, they are as of yet not employed by the company and as such have not received any compensation and will not receive compensation for work done to date, with the exception of Mr. Kempo, the company's president, who will be compensated for his involvement (see section 40(b)). Once the company becomes operational we anticipate involvement from these people in different aspects of building and running the corporation. With the exception of Mr. Myers, work will be done on a contract basis on terms and conditions common in the industry.

(A) Brad Kempo, B.A. LL.B. (Called to the Alberta Bar) President, Age: 43 914 - 950 Drake Avenue,
    Vancouver, British Columbia,
    Canada, V6P 2B9
    Ph. (604) 609 - 0520

    Mr. Kempo obtained his Bachelor of Arts Degree in Political Philosophy from the University of Victoria, Victoria, British Columbia, Canada in 1985. He thereafter graduated with a Bachelor of Law (Honors) at University College Cardiff (now University of Wales, College of Law), Cardiff, Wales, United Kingdom, in 1987. In 1988, he contracted his consulting services to Mr. David Mackenzie, DiaMet Minerals Ltd., to develop a software research and development corporation to complimentary the Myrias parallel processing supercomputer technology in Edmonton, Alberta, Canada. In 1989, he was under contract for 6 months with the Alberta Government Department of Consumer and Corporate Affairs as a Legislative Analyst. After a year of articles with an Edmonton law firm, he was called to the Alberta Bar in 1990 and began practicing law immediately. After 2 1/2 years he left private practice and began developing a host of Internet-related products and services for the legal profession. In 1995-96, he began research and development of a legal research methodology with an Internet platform. After 4 years of R&D, he incorporated Canada WebLaw.com Inc., in British Columbia, Canada, a company that developed a national legal research service. In early 2000 he joined Hampton Financial Partners, Inc. an investment bank and market research firm as its chief operating officer.

    Also a Director of the Company       [ X ] Yes     [   ] No
    Indicate amount of time to be spent on Company matters if less than full time: Not applicable

(B)     Lorenzo Oss-Cech, Secretary, Age: 39
    Office Street Address:
    Crease Harmon & Company
    Barristers & Solicitors
    800 - 1070 Douglas Street,
    Victoria, British Columbia,
    Canada, V8W 2S8
    Ph. (250) 388-5421

    Mr. Oss-Cech received his Bachelor of Science from the University of Alberta, Edmonton, Alberta, Canada in 1986. He received his Bachelor of Laws from the same university in 1990. He was called to the British Columbia Bar, in 1990. After his articles in Vancouver, British Columbia, Canada, he moved to Victoria, British Columbia, and joined Crease Harmon & Co., Barristers & Solicitors. In 1997, he became a partner at the firm. Mr. Oss-Cech's professional practice is primarily involved with corporate commercial law.

    Also a Director of the Company       [ X ] Yes     [  ] No
    Indicate amount of time to be spent on Company matters if less than full time: for legal and corporate governance matters - time spent on an ad hoc basis

    (C) Kelly Lee Myers, Chief Technology Officer, Age: 25
    802-1955 Haro Street,
    Vancouver, British Columbia,
    Canada, V6G 1J1
    Ph. (604) 725-2565

    Upon completion of the full commercial beta version of the KyxPyx media streaming product Mr. Myers will direct and consult with GIC in all matters specific thereto. Mr. Myers' technical background is rooted in the broadcast radio and television industry and arises from his experience in beta-testing professional content-creation hardware and software for companies such as Newtek and Digital Processing Systems. He understands the needs of Internet users as they relate to homestead broadcast systems, multi-media applications and services. During his time (1993-1998) as a freelance new media consultant he has worked with NorthWesTel , NMI, the Yukon Board of Tourism, Vicwest, Viridian and Blue Sky Interactive producing high-end multimedia content. Mr. Myers' continued success as an independent Internet radio broadcaster over the past 2 years using mp3 streaming technology has been instrumental in guiding the company's media streaming research and development team. Since March 2000, he has been the Chairman of the Board of Directors, Chief Executive Officer and a director of KyxPyx Technologies Inc.
    Also a Director of the Company       [ ] Yes     [ X ] No
    Indicate amount of time to be spent on Company matters if less than full time: time spent on an ad hoc basis.

                           DIRECTORS OF THE COMPANY
33. Number of Directors: 4 If Directors are not elected annually, or are elected under a voting trust or other arrangement, explain: Not applicable

34. Information concerning outside or other Directors (i.e. those not described above): Not applicable

35. (a) Have any of the Officers or Directors ever worked for or managed a company (including a separate subsidiary or division of a larger enterprise) in the same business as the Company?
    [ X  ] Yes    [   ] No

    Explain: Chief Executive Officer Rory O'Byrne and Chief Technology Officer, Kelly Myers, have both been involved in the Internet media streaming technology industry. Kelly Myers is currently a Director and the Chief Executive of KyxPyx Technologies Inc., a technology development company, while Rory O'Byrne was a Director and maintained the post of interim President of KyxPyx until his resignation on May 24, 2001.

(b) If any of the Officers, Directors or other key personnel have ever worked for or managed a company in the same business or industry as the Company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information. Mr. Myers is the CTO of Global Internet Communications, Inc. and he is a Director and the CEO of KyxPyx. Mr. O'Byrne was a Director and the interim President of KyxPyx until his resignation on May 24, 2001. He is the current CEO of Global Internet Communications, Inc.. Currently, Mr. O'Byrne does not have any direct or indirect relationship with KyxPyx Technologies, Inc..

    The terms of the license require KyxPyx Technologies to provide GIC with all documentation specific to the technology and future upgrades. Consequently, GIC has not and has no plans to take steps to preclude claims by either company for conversion or theft of trade secrets or other proprietary information.

(c) If the Company has never conducted operations or is otherwise in the development stage, indicate whether any of the Officers or Directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates. As the issuer has never conducted operations or is otherwise in the development stage, indicate whether any of the Officers or Directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates.

a. Brad Kempo B.A. LL.B. (Called to the Alberta Bar) incorporated in British Columbia Canada WebLaw.com Inc. in 1999, a start-up and development Canadian private company to develop and market an Internet-based national legal research service. The service (now at http://law.talou.net) offers a comprehensive legal research tool to lawyers, paralegals, legal assistants, government solicitors, the judiciary, companies, government departments and members of the general public. Unlike all private sector Internet research services in the United States and Canada, it offers a topical approach as opposed to a database and a search engine. The research service offers 4,200 topics in 17 areas of law, providing statutory provisions, excerpts from case law and excerpts from academic literature. Mr. Kempo began the research development for the project in 1995-96 and began offering the service in late 1999.

b. Kelly Lee Myers founded KyxPyx Technologies Inc. in 1999 and is KyxPyx Technologies' Chief Executive Officer. KyxPyx Technologies inc. is a media streaming technology development company.

c. Rory O'Byrne Mr. O'Byrne has been involved with several development stage companies, including Vista Financial Ltd. 1997, founding partner and director. In his capacity as founding partner, Mr. O'Byrne built the company and gained intimate knowledge of the necessary ingredients in successful start-ups. He provided financial advisory services to Battery and Wireless Solutions, Inc., (1997), Uni-Transact Corporation 1998, and Brocker Technologies, (1998-99). He also acted as Director and interim President of KyxPyx Technologies Inc.'s until his resignation on May 24, 2001.

(d) If any of the Company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the Company. The following key personnel are consultants for the issuer and the details of their engagement by the issuer are as follows: Not Applicable

(e) If the Company has key man life insurance policies on any of its Officers, Directors or key personnel, explain, including the names of the persons insured, the amount of insurance, whether the insurance proceeds are payable to the Company and whether there are arrangements that require the proceeds to be used to redeem securities or pay benefits to the estate of the insured person or a surviving spouse. Not applicable
36. If a petition under the Bankruptcy Act or any State insolvency law was filed by or against the Company or its Officers, Directors or other key personnel, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years, set forth below the name of such persons, and the nature and date of such actions. Not applicable
      Note:     After reviewing the information concerning the background of the Company's Officers, Directors and other key personnel, potential investors should consider whether or not these persons have adequate background and experience to develop and operate this Company and to make it successful. In this regard, the experience and ability of management are often considered the most significant factors in the success of a business.

                            PRINCIPAL STOCKHOLDERS
37. Principal owners of the Company (those who beneficially own directly or indirectly 10% or more of the common and preferred stock presently outstanding) starting with the largest common stockholder. Include separately all common stock issuable upon conversion of convertible securities (identifying them by asterisk) and show average price per share as if conversion has occurred. Indicate by footnote if the price paid was for a consideration other than cash and the nature of any such consideration.

   Class of            Average Price          No of Shares  % of TotalNo. of  Shares After Offering
if All% of
    Shares               Per Share              Now Held                       Securities          Total
                                                                                  Sold

Name: Rory O'Byrne; beneficial owner: Rory O'Byrne
                          $0.001                750,000         75%              750,000           37.5%
Class "A"
Common

120-50 Songhees Road,
Victoria, BC Canada, V9A 7J4
Telephone No. (604) 662-4665

Principal occupation: businessman

Name: Colin Campbell., beneficial owner: Colin Campbell
                          $0.001                150,000         15%              150,000           7.5%
Class "A"
Common

Office Street Address:  17 Sherlock Street. Kaleen,
Australian Capital Territory, Australia, 2617
Telephone No.  (604) 740-2873

Principal occupation: businessman

Name: Brad Kempo; beneficial owner: Brad Kempo
                          $0.001                100,000         10%              100,000            5%
Class "A"
Common

914 - 950 Drake Avenue, Vancouver,
British Columbia, Canada, V6P 2B9
Telephone No. (604) 662-4665

Principal occupation: businessman


38. Number of shares beneficially owned by Officers and Directors as a group:
        Before offering: 1,000,000 shares (100% of total outstanding)
        After offering:
                        (a) Assuming completion of offering: 1,000,000 shares (50% of total outstanding)

            MANAGEMENT RELATIONSHIPS, TRANSACTIONS AND REMUNERATION
39. (a) If any of the Officers, Directors, key personnel or principal stockholders are related by blood or marriage, please describe. Not Applicable

    (b) If the Company has made loans to or is doing business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any such persons) within the last two years, or proposes to do so within the future, explain. (This includes sales or lease of goods, property or services to or from the Company, employment or stock purchase contracts, etc.) State the principal terms of any significant loans, agreements, leases, financing or other arrangements. The Company has not made loans to or is doing business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any such persons) within the last two years, or proposes to do so within the future. (This includes sales or lease of goods, property or services to or from the Company, employment or stock purchase contracts, etc.)

        Mr. Myers is the CTO of Global Internet Communications, Inc. and he is a Director and the CEO of KyxPyx. Mr. O'Byrne was a Director and the interim President of KyxPyx until his resignation on May 24, 2001. He is the current CEO of Global Internet Communications, Inc. and an Officer and Director of Hampton Financial Partners Inc..
        GIC believes that the terms of the license concerning rights and responsibilities of the parties help to ensure that no conflict of interest issues arise. Other than Mr. Myers' non-compete provisions provided for in the license agreement, GIC has not taken any further steps to ensure that future conflicts will not arise. GIC has not and has no future plans to take steps to preclude claims by either company for conversion or theft of trade secrets or other proprietary information.

        GIC has entered into a non-arms length verbal agreement with Hampton Financial Partners, Inc. whereby GIC has been provided office space, including phone lines and mail services. The principal terms allow for the use of the premises and facilities on a month-to-month basis, as of March 31, 2001 at a monthly rental of $325 per month inclusive of all costs. These charges are being recorded as payables and are not subject to any interest and will be paid when GIC realizes revenues. Upon successful completion of the financing contemplated herein GIC will seek new premises according to the requirements of GIC and the forecasts contained in the use of proceeds section herein. An Officer and Director of Hampton Financial Partners, Rory O'Byrne, is also the CEO of GIC.

        The license agreement was entered into when Mr. O'Byrne was a Director and the interim President of KyxPyx as well as the CEO of Global Internet Communications, Inc.. The rights granted under the license are limited to three (3) years from December 31, 2000, the date of execution of the License, with an option by GIC to extend for another
        (3) three years. At the end of the second three (3) year period, the license terminates unless a new agreement is negotiated and entered into by the parties. For a detailed description of the terms and conditions under the license agreement please refer to section 3(a), 1067678208page 15 above or Exhibit 6.1 for the complete agreement.
        No officers or directors of GIC have any direct or indirect ownership interest in KyxPyx Technologies, Inc.. No officers or directors KyxPyx Technologies, Inc., have any direct or indirect ownership interest in GIC.

(c) If any of the Company's Officers, Directors, key personnel or 10% stockholders has guaranteed or co-signed any of the Company's bank debt or other obligations, including any indebtedness to be retired from the proceeds of this offering, explain and state the amounts involved. Not Applicable

40. (a) List all remuneration by the Company to Officers, Directors and key personnel for the last fiscal year: All remuneration by the company to Officers, Directors and key personnel for the last fiscal year:

                                                    Cash                    Other
-------------------------------------------------------------------------------------------
Chief Executive Officer                            $1,347                    -0-
-------------------------------------------------------------------------------------------
Chief Operating Officer                              -0-                     -0-
-------------------------------------------------------------------------------------------
Chief Accounting Officer                             -0-                     -0-
-------------------------------------------------------------------------------------------
Key Personnel                                      $1,683                    -0-
-------------------------------------------------------------------------------------------
Others                                               -0-                     -0-
-------------------------------------------------------------------------------------------
TOTAL:                                             $3,030                    -0-
-------------------------------------------------------------------------------------------
Directors as a group (4 people)                      -0-                     -0-
-------------------------------------------------------------------------------------------

    (b) If remuneration is expected to change or has been unpaid in prior years, explain: Remuneration to Messrs O'Byrne and Kempo has gone unpaid in the last fiscal year. To date Messrs O'Byrne and Kempo, GIC's CEO and President respectively, are owed a total of $8,265 for consulting work done on behalf of GIC. These charges are not subject to any interest and will be payable when GIC realizes revenues. Upon completion of this offering Mr. O'Byrne and Mr. Kempo will devote full time and attention to the business of GIC and will be compensated $4,800 per month. These charges will be recorded as payables, are not subject to any interest and will be paid when GIC realizes revenues.

        Mr. Oss-Cech, GIC's Secretary, will be paid at a rate of $30.00 per hour for his services to GIC. GIC has not incurred any payables to Mr. Oss-Cech to date. He will be paid on an ad hoc basis to a maximum of $1,000 per month. These charges will be recorded as payables are not subject to any interest and will be paid when GIC realizes revenues.

        Any accrued compensation to Messrs O'Byrne, Kempo and Oss-Cech will be repaid over ten (10) equal payments once GIC realizes revenue, however, no more than 10% of revenues for any given month will be used for repayment of these accounts. No funds contemplated in this offering will be used to reimburse Mr. O'Byrne or Mr. Kempo.

     (c) If any employment agreements exist or are contemplated, describe:
    Currently, there is 1 (one) employment agreement. (See section entitled
    Exhibit 6.2 for the Employment Agreement between GIC and the Chief Technology Officer, Kelly Myers.) The board of directors has set a maximum amount payable under the agreement of $3,300 per month to a total of $40,000 per year. Mr. Myers is currently the Chief Executive Officer and Chief Technology officer of KyxPyx Technologies Inc.. His work time is primarily dedicated to the development and marketing of the KyxPyx media streaming technology.

41. (a) Number of shares subject to issuance under presently outstanding stock purchase agreements, stock options, warrants or rights: 0 shares (0 % of total shares to be outstanding after the completion of the offering if all securities sold, assuming exercise of options and conversion of convertible securities). Indicate which have been approved by shareholders. State the expiration dates, exercise prices and other basic terms for these securities:
Not applicable

    (b) Number of common shares subject to issuance under existing stock purchase or option plans but not yet covered by outstanding purchase agreements, options or warrants: Not applicable

    (c) Describe the extent to which future stock purchase agreements, stock options, warrants or rights must be approved by shareholders. Future stock purchase agreements, stock options, warrants or rights must be approved by shareholders by special resolution passed by a majority of not less than 3/4 of the votes cast by those members of a company who, being entitled to do so, vote in person or by proxy at a general meeting of GIC. The articles mandate not less than 21 days' notice specifying the intention to propose the resolution as a special resolution, has been duly given, or if every member entitled to attend and vote at the meeting agrees, at a meeting of which less than 21 days' notice has been given, or a resolution consented to in writing by every member of a company who would have been entitled to vote in person or by proxy at a general meeting of GIC, and a resolution so consented to is deemed to be a special resolution passed at a general meeting of GIC.

42. If the business is highly dependent on the services of certain key personnel, describe any arrangements to assure that these persons will remain with GIC and not compete upon any termination: We are dependent upon our CTO, Mr. Myers. Loss of the services of Mr. Myers would adversely affect us. He has entered into an employment agreement with GIC which contains a non-compete provision with GIC during the course of his employment with GIC and for two years after termination. There are currently no other formal arrangements to assure that other key persons will remain with GIC and not compete upon termination.

Note:   After reviewing the above, potential investors should consider whether or not the compensation to management and other key personnel directly or indirectly, is reasonable in view of the present stage of the Company's development.

                                  LITIGATION
43. Describe any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Company's business, financial condition, or operations, including any litigation or action involving the Company's Officers, Directors or other key personnel. State the names of the principal parties, the nature and current status of the matters, and amounts involved. Give an evaluation by management or counsel, to the extent feasible, of the merits of the proceedings or litigation and the potential impact on the Company's business, financial condition, or operations. Not Applicable

                              FEDERAL TAX ASPECTS
44. If the Company is an S corporation under the Internal Revenue Code of 1986, and it is anticipated that any significant tax benefits will be available to investors in this offering, indicate the nature and amount of such anticipated tax benefits and the material risks of their disallowance. Not applicable

        Note: Potential investors are encouraged to have their own personal tax consultant contact the tax advisor to review details of the tax benefits and the extent that the benefits would be available and advantageous to the particular investor.

                             MISCELLANEOUS FACTORS
45. Describe any other material factors, either adverse or favorable, that will or could affect the Company or its business (for example, discuss any defaults under major contracts, any breach of bylaw provisions, etc.) or which are necessary to make any other information in this Offering Circular not misleading or incomplete. Not applicable.

    GIC will carry commercial, general liability insurance and comprehensive insurance on its operations, including fire, liability, extended coverage, other casualty insurance and workers compensation insurance if necessary and available. There may be risks that are uninsurable or not insurable on terms that GIC believes to be economic. In addition, losses may exceed amounts on the policies.

                             FINANCIAL STATEMENTS
46. Provide the financial statements required by Part F/S of this Offering Circular section of Form 1-A.

                      Global Internet Communications Inc.
                                  [unaudited]
                         Year Ended December 31, 2000

                                     GLOBAL INTERNET COMMUNICATIONS INC.
                                                BALANCE SHEET
                                                  US Dollars
                                           (Prepared by management)


                                              December 31     December 31    December 31
                                              1998            1999           2000


                                                    ASSETS


CURRENT ASSETS
Cash                                           $         6     $        6     $      673

TOTAL CURRENT ASSETS                                     6              6            673
                                               ------------    -----------    -----------
TOTAL ASSETS                                   $         6     $        6     $      673
                                               ============    ===========    ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable                               $         -     $        -     $    3,251
                                               ------------    -----------    -----------
TOTAL CURRENT LIABILITIES                                -              -          3,251


STOCKHOLDERS' EQUITY
Share Capital (note 4)                                   6              6            658

Deficit                                                  -              -         (3,236)
                                               ------------    -----------    -----------
TOTAL STOCKHOLDERS' EQUITY                               6              6         (2,578)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $         6     $        6     $      673
                                               ============    ===========    ===========

The accompanying notes form an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS INC.
                   STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                                   US Dollars
                            (prepared by management)

                                             Year Ended       Year Ended     Year Ended
                                             December, 31     December, 31   December, 31
                                             1998             1999           2000

INCOME                                       $          -     $          -   $          -

OPERATING EXPENSES
Consulting and accounting                               -                -          3,030
                                              ------------     -----------    -----------
TOTAL OPERATING EXPENSES                                -                -          3,030

OTHER ITEMS
Unrealized gain/(loss) on currency transactions         -                -             46
Incorporation Cost                                      -                -           (252)
                                              ------------     -----------    -----------
TOTAL OTHER ITEMS                                       -                -           (206)

NET INCOME (LOSS)                                       -                -         (3,236)

RETAINED EARNINGS (DEFICIT), beginning of period        -                -              -
                                              ------------     -----------    -----------
DEFICIT, end of period                        $         -      $         -     $   (3,236)
                                              ============     ===========    ===========

NET (LOSS) PER SHARE*                         $         -      $         -     $    (0.03)
                                              ------------     -----------    -----------
* Shares outstanding                                1,000           1,000         128,650



The accompanying notes form an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS INC.
                            STATEMENT OF CASH FLOWS
                                   US Dollars
                            (prepared by management)


                                                    Year Ended      Year Ended      Year Ended
                                                   December, 31    December, 31    December, 31
                                                       1998            1999            2000
CASH FLOW PROVIDED BY (USED IN) OPERATING
ACTIVITES
    Net Loss                                      $            -  $           - $      (3,236)
          Changes in non-cash working capital
          Increase (decrease) in Accounts                                                3,251
          payable

                                                  ------------------------------------------------
NET CASH FLOW PROVIDED BY(USED IN) OPERATING      $            -  $           -$            15
ACTIVITES

CASH FLOW PROVIDED BY FINANCING ACTIVITIES
    Common stock issued for cash                               6              -            652
                                                  ------------------------------------------------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                 6              -            652
Net Increases (decreases) in Cash                              6              -              6
Cash and cash equivalent beginning of period                   -              6              6
                                                  ------------------------------------------------
Cash and cash equivalent end of period              $          6  $           6 $          673
                                                  ------------------------------------------------

The accompanying notes form an integral part of these financial statements.

1)      Incorporation
        GIC was incorporated under the laws of the Province of British Columbia on October 22, 1998. GIC's fiscal year end is December 31. GIC's sole business activity involves the marketing of a licensed video streaming technology to the pharmaceutical industry.

2)      Continuance of Operations
        These financial statements have been prepared in accordance with generally accepted accounting principles with the assumption that GIC will continue on a going concern basis and that it will be able to realize its assets and discharge its liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should GIC be unable to continue as a going concern and, therefore, be required to realize its assets and liquidate its liabilities other than in the normal course of business and at amounts which may differ from those shown in the financial statements. As at December 31, 2000, GIC had a working capital deficit of $2,577 and accumulated deficits totaling $3,227
        GIC's continuing operations, as intended, are dependent upon its ability to obtain adequate investment funding and the completion of the media transmission format. Thereafter, GIC's continuing operations, as intended, will be dependent upon its ability to successfully find markets for its product and on its ability to produce, deliver and support its products.

3)      Significant Accounting Policies
a.      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

b.      Loss Per Share
            Loss per share is computed using the weighted average number of common shares outstanding during the period.

c.      Foreign Currency Translation
            Accounts have been translated into U.S currency under the temporal method as follows:
            Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Non-monetary assets are translated at the exchange rate in effect at the transaction date. Revenue and expense items are translated at the average exchange rate. Gains and losses resulting from changes in exchange rates are reflected in the statement of earnings.

4)      Share Capital
        Authorized 100,000,000 common shares without par value
        Issued:

                                                            Number of             Amount
               shares
-------------------------------------------------------------------------------------------
Balance October 22, 1998                                           Nil               Nil
-------------------------------------------------------------------------------------------
Issued for cash @ $0.01 per share                                1,000                $6
-------------------------------------------------------------------------------------------
Balance December 31, 1998                                        1,000                $6
-------------------------------------------------------------------------------------------
Balance December 31, 1999                                        1,000                $6
-------------------------------------------------------------------------------------------
Cancelled, November 1,2000                                     (1,000)               -0-
-------------------------------------------------------------------------------------------
Issued for cash @ $0.001 per share                           1,000,000              $652
-------------------------------------------------------------------------------------------
Balance December 31, 2000                                    1,000,000              $658
-------------------------------------------------------------------------------------------

        On October 23, 1998 1,000 Common shares were issued at an aggregate offering price of $6 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public.
        On November 1, 2000, 1,000,000 Common shares were issued at an aggregate offering price of $652 in reliance on the exemptions in sections 46(j) and 75(a) of the British Columbia Securities Act as securities of a private issuer not offered for sale to the public. (See section "Description of Securities" 1068012855page 32 for rights and privileges.)

5)      License Agreement
        GIC has executed an arms length, worldwide, exclusive non-transferable non-assignable license with, KyxPyx Technologies, Inc., a private British Columbia corporation to use, view and display the licensor's media streaming technology. The business purpose of the license is to allow GIC to market an alternative media-streaming product exclusively to the pharmaceutical industry. All of GIC's currently contemplated future revenues described herein are dependent upon the license agreement. The license is limited to three (3) years from the date of execution, December 31, 2000 with an option by GIC to extend for another three years. At the end of the second three year period, the Agreement terminates unless a new agreement is negotiated and entered into by the parties.
        The nature of the consideration to acquire the license agreement was the agreement by GIC to become a beta test partner and enter into the agreement and market the technology on the royalty terms specified in the license.
        The license was entered into with zero cash consideration and with royalty payments to KyxPyx based on the following schedule:
       five percent (5%) of net income after tax on the first $1,000,000 (one million dollars);
       three percent (3%) of net income after tax on the following $3,000,000
        (three million dollars);
       two percent (2%) of net income after tax on the following $5,000,000
        (five million dollars);
       one percent (1%) of net income after tax above $9,000,000 (nine million dollars).

6)      Related Party transactions
        One employment agreement with Chief Technology Officer Kelly Myers has been entered into as of the date of this filing. Mr. Myers is currently the Chief Executive Officer and Chief Technology officer of KyxPyx Technologies Inc. where his work time is primarily dedicated to the development and marketing of the KyxPyx media streaming technology. Mr. Myers will be responsible for all technical issues arising in the use of GIC's licensed technology. Mr. Myers will devote part time attention to GIC's business and at all times will his duties be specific to the business of GIC. He will be compensated $3,300 per month up to a maximum of $40,000 per year. At any time upon 60 days written notice to the employee GIC may terminate the employment of the CTO. The CTO may terminate the said agreement without cause upon 30 days notice. The employee is forbidden to compete either directly or indirectly with GIC, successors except as it relates to his technology development work with the licensor for two years following termination of his employment with GIC. The Employment Agreement contains a Confidential Disclosure/Bi-Lateral Disclosure Agreement. (See exhibit 6.2) GIC anticipates entering into several other employment and/or consulting agreements with technical and sales and marketing staff once GIC is operational.

        Mr. O'Byrne was a Director and the interim President of KyxPyx until his resignation on May 24, 2001. He is the current CEO of Global Internet Communications, Inc. and an Officer and Director of Hampton Financial Partners Inc..

        GIC believes that the terms of the license concerning rights and responsibilities of the parties help to ensure that no conflict of interest issues arise. Other than Mr. Myers' non-compete and non-disclosure provisions provided for in the employment agreement, GIC has not taken any further steps to ensure that future conflicts will not arise. GIC has not and has no future plans to take steps to preclude claims by either company for conversion or theft of trade secrets or other proprietary information.

        GIC has entered into a non-arms length verbal agreement with Hampton Financial Partners, Inc. whereby GIC has been provided office space, including phone lines and mail services. The principal terms allow for the use of the premises and facilities on a month-to-month basis, as of March 31, 2001 at a monthly rental of $325 per month inclusive of all costs. Upon successful completion of the financing contemplated herein GIC will seek new premises according to the requirements of GIC and the forecasts contained in the use of proceeds section herein. An Officer and Director of Hampton Financial Partners, Rory O'Byrne, is also the CEO of GIC.

7) Differences between Canadian and United States Generally Accepted Accounting Principles (Canadian GAAP and US GAAP)
        The financial statements and the selected financial data have been prepared under Canadian generally accepted accounting principles ("Canadian GAAP") which conform in all material respects with United States generally accepted accounting principles ("U.S. GAAP") for GIC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN RELEVANT FACTORS AND FINANCIAL
                                  INFORMATION

47. If the Company's financial statements show losses from operations, explain the causes underlying these losses and what steps the Company has taken or is taking to address these causes.
        Since inception GIC has realized a cumulative deficit of $3,227. All expenses are in relation to the negotiations of contracts and development and hosting of the corporate web site. Management, including all officers and directors and key personnel have not drawn any salary except for Mr. O'Byrne and Mr. Kempo, GIC's CEO and President respectively, are owed a total of US$3,030 for consulting work done to date on behalf of GIC. No funds contemplated in this offering will be used to reimburse Mr. O'Byrne or Mr. Kempo nor any other officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced. Upon completion of the transmission software (forecast for fourth quarter 2001) the complete system will be marketed and sold as an alternative media streaming system commencing the first quarter of 2002. We expect to incur operating losses for the foreseeable future. In particular, we expect to continue to invest in sales and marketing. Even if revenues meet levels we anticipate, or if our costs and expenses exceed our expectations, we could continue to sustain losses, and our business may be harmed.

48. Describe any trends in the Company's historical operating results. Indicate any changes now occurring in the underlying economics of the industry or the Company's business which, in the opinion of Management, will have a significant impact (either favorable or adverse) upon the Company's results of operations within the next 12 months, and give a rough estimate of the probable extent of the impact, if possible.
        GIC has not had any operations to date and has not established any distribution agreements for the sale of its licensed media streaming product. Our plan over the next six months is to develop a comprehensive marketing plan, targeting both the medical community and the pharmaceutical industry. During this period we shall continue our industry research and commence strategizing our marketing campaign having regard to the value proposition the KyxPyx media streaming product represents. Management believes that the success of this initial stage of operations will be dependent on the hiring and retaining of qualified sales and marketing staff. As detailed in the use of proceeds section above, our plan is to initially hire sales and marketing personnel at a cost of roughly $15,000.00 to help advise and strategize on the marketing campaign. These funds have been allocated for use in this offering. We plan to make these hires as soon as practical after the completion of this offering and feel the participation of Mr. Myers will be sufficient during the initial stages of implementation of the technology. Thereafter we anticipate hiring additional technical staff to help facilitate the implementation of future upgrades.

        According to the Department of Commerce, in their Digital Economy 2000 Report, the growth of the Internet has contributed to the lowering of costs and increased productivity by making information more readily available. The advent of streaming technologies and tools represent another means of disseminating information within the company's Local Area Network (LAN), from company to company (shared networks) and from company to consumer (through public networks like the Internet).
        The pharmaceutical industry is comprised of companies that research, develop and market various kinds of medical products and services. Many companies employ people in clinical research, development, testing, administration, marketing and sales. With the advent of business-to-business solutions many companies share information with partners and competitors alike and transact business across networks and other communication mediums.

        There is also greater emphasis and acceptance by both U.S. regulatory agencies and the pharmaceutical industry of direct-to-consumer marketing. Until recently, marketing was permitted only to physicians and pharmacists. However, the Food and Drug Administration began relaxing advertising restrictions in 1997 and DTC advertising budgets have grown steadily, targeting not only the end consumer but health care officials also.

        The funds contemplated under this offering will be sufficient for the first six months of operations, leading up to the full commercial beta version of the software and initial marketing. If required we will seek additional sources of funding through additional equity financings, commercial bank loans or funding from private investors. However, there can be no assurance that we will be successful in obtaining additional funding on suitable terms, if at all. Management has also reserved broad discretion to reallocate the use of proceeds based upon actual experience. Certain conditions may arise that management has not foreseen, including but not limited to, delays in the commercial beta version of the technology and the viability of the beta version of the technology once complete. GIC may be required to allocate greater or lesser amounts of its financial resources to hire additional technical staff.

        With completion of the transmission format software estimated by the fourth quarter 2001, a full commercial beta version of the media streaming technology should be available on GIC's web site by the fourth quarter of 2001. However, synchronization of audio with video continues to pose challenges for the licensor's technicians. Based upon the test results the licensor advises that the hurdles involved in correcting this problem can be overcome by the fourth quarter 2001 but completion in a timely manner is dependant upon the licensor's current funding initiative. Upon completion of the KyxPyx commercial beta version GIC intends to make its licensed media streaming product available for download to prospective clients in the pharmaceutical industry from its web site at www.alphasee.com. However, GIC's business will suffer if the licensor does not complete the transmission format software in a timely manner and we are entirely dependent on the licensor for its completion.

                      Global Internet Communications Inc.
                                  [unaudited]
                              Interim statements
                        Six months ended June 30, 2001

                      GLOBAL INTERNET COMMUNICATIONS INC.
                                 BALANCE SHEET
                                   US Dollars
                            (Prepared by management)


                                                                    June 30             June 30
                                                                    2000                2001
                                     ASSETS
CURRENT ASSETS
        Cash                                                             $          6   $        667
        Prepaid expenses                                                                          50
        Accounts Receivable                                                                        6
                                                                    ------------------------------------
TOTAL CURRENT ASSETS                                                                6            723
                                                                    ------------------------------------

TOTAL ASSETS                                                             $          6   $        723

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts Payable                                                                $     10,340
                                                                    ------------------------------------
TOTAL CURRENT LIABILITIES                                                           -         10,340
                                                                    ------------------------------------

STOCKHOLDERS' EQUITY
        Share Capital (note 4)                                                      6            658
        Deficit                                                                     -       (10,275)
                                                                    ------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                           6        (9,617)
                                                                    ------------------------------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                               $             6  $         723
                                                                    ------------------------------------

The accompanying notes form an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS INC.
                   STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                                   US Dollars
                            (prepared by management)

                                                                       Six Months Ended       Six Months Ended
                                                                       June 30                June 30
                                                                       2000                   2001

INCOME                                                              $                     $
                     -                      -

OPERATING EXPENSES
                  Consulting and accounting                                                                   5,213
                  Office Lease                                                                                 977
                  Telephone and online services                                                                  75
                  Web design                                                                                   733
                                                                       -----------------------------------------------

TOTAL OPERATING EXPENSES                                                                                      6,999

OTHER ITEMS
                  Unrealized gain/(loss) on currency transactions                                              (40)
                  Incorporation Cost
                                                                       -----------------------------------------------
TOTAL OTHER ITEMS                                                                                             (40)

                                                                       -----------------------------------------------
NET INCOME (LOSS)                                                                                          (7,039)
                                                                       -----------------------------------------------

RETAINED EARNINGS (DEFICIT), beginning of period                                                            (3,236)
DEFICIT, end of period                                               $                      $             (10,275)
                     -
                                                                       -----------------------------------------------

                                                                       -----------------------------------------------
NET (LOSS) PER SHARE*                                                $                           $
                     -                 (0.01)
                                                                       -----------------------------------------------
*Shares outstanding                                                                   1,000              1,000,000

The accompanying notes form an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS INC.
                            STATEMENT OF CASH FLOWS
                                   US Dollars
                            (prepared by management)


                                                                 Six Months ended    Six Months ended
                                                                      June 30             June 30
                                                                       2000                2001
CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITES
    Net Loss                                                        $            -$           (7,039)
          Changes in non-cash working capital
          Increase (decrease) in Accounts payable                                               7,089
          Increase in prepaid expenses                                                           (50)
          Decrease (increase) in accounts receivable                                              (6)

                                                                ----------------------------------------
NET CASH FLOW PROVIDED BY(USED IN) OPERATING ACTIVITES              $            -    $           (6)

Net Increases (decreases) in Cash                                                6                (6)
Cash and cash equivalent beginning of period                                     -                673
                                                                ----------------------------------------
Cash and cash equivalent end of period                                $          6    $           667
                                                                ----------------------------------------


The accompanying notes form an integral part of these financial statements.

1)      Basis of presentation
        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management all adjustments consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2001.

2)      Incorporation
        GIC was incorporated under the laws of the Province of British Columbia on October 22, 1998. GIC's fiscal year end is December 31. GIC's sole business activity involves the marketing of a licensed video streaming technology to the pharmaceutical industry.

3)      Continuance of Operations
        These financial statements have been prepared in accordance with generally accepted accounting principles with the assumption that GIC will continue on a going concern basis and that it will be able to realize its assets and discharge its liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should GIC be unable to continue as a going concern and, therefore, be required to realize its assets and liquidate its liabilities other than in the normal course of business and at amounts which may differ from those shown in the financial statements. As at June 30, 2001, GIC had a working capital deficit of $9,617 and accumulated deficits totaling $10,275
        GIC's continuing operations, as intended, are dependent upon its ability to obtain adequate investment funding and the completion of the media transmission format. Thereafter, GIC's continuing operations, as intended, will be dependent upon its ability to successfully find markets for its product and on its ability to produce, deliver and support its products.

4)      Significant Accounting Policies

a.      Use of Estimates
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

b.      Loss Per Share
            Loss per share is computed using the weighted average number of common shares outstanding during the period.

c.      Accounting for Website Costs
            All expenses incurred in relation to creation and development of the corporate web site www.alphasee.com has been expensed as web design.

d.      Foreign Currency Translation
            Accounts have been translated into U.S currency under the temporal method as follows:
            Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Non-monetary assets are translated at the exchange rate in effect at the transaction date. Revenue and expense items are translated at the average exchange rate. Gains and losses resulting from changes in exchange rates are reflected in the statement of earnings.

5)      Share Capital
        Authorized 100,000,000 common shares without par value
        Issued:

                                                            Number of             Amount
               shares
-------------------------------------------------------------------------------------------
Balance October 22, 1998                                           Nil               Nil
-------------------------------------------------------------------------------------------
Issued for cash @ $0.01 per share                                1,000                $6
-------------------------------------------------------------------------------------------
Balance June 30, 1999                                            1,000                $6
-------------------------------------------------------------------------------------------
Balance June 30, 2000                                            1,000                $6
-------------------------------------------------------------------------------------------
Cancelled, November 1,2000                                     (1,000)               -0-
-------------------------------------------------------------------------------------------
Issued for cash @ $0.001 per share                           1,000,000              $652
-------------------------------------------------------------------------------------------
Balance June 30, 2001                                        1,000,000              $658
-------------------------------------------------------------------------------------------

6)      License Agreement
        GIC has executed an arms length, worldwide, exclusive non-transferable non-assignable license with, KyxPyx Technologies, Inc., a private British Columbia corporation, to use, view and display the licensor's media streaming technology. The business purpose of the license is to allow GIC to market an alternative media-streaming product exclusively to the pharmaceutical industry. All of GIC's currently contemplated future revenues described herein are dependent upon the license agreement. The license is limited to three (3) years from the date of execution, December 31, 2000, with an option by GIC to extend for another three years. At the end of the second three year period, the Agreement terminates unless a new agreement is negotiated and entered into by the parties.

        The nature of the consideration to acquire the license agreement was the agreement by GIC to become a beta test partner and enter into the agreement and market the technology on the royalty terms specified in the license.

        The license was entered into with zero cash consideration and with royalty payments to KyxPyx based on the following schedule:
       five percent (5%) of net income after tax on the first $1,000,000 (one million dollars);
       three percent (3%) of net income after tax on the following $3,000,000
        (three million dollars);
       two percent (2%) of net income after tax on the following $5,000,000
        (five million dollars);
       one percent (1%) of net income after tax above $9,000,000 (nine million dollars).

7)      Related Party transactions
        One employment agreement with Chief Technology Officer Kelly Myers has been entered into as of the date of this filing. Mr. Myers is currently the Chief Executive Officer and Chief Technology officer of KyxPyx Technologies Inc. where his work time is primarily dedicated to the development and marketing of the KyxPyx media streaming technology. Mr. Myers will be responsible for all technical issues arising in the use of GIC's licensed technology. Mr. Myers will devote part time attention to GIC's business and at all times will his duties be specific to the business of GIC. He will be compensated $3,300 per month up to a maximum of $40,000 per year. At any time upon 60 days written notice to the employee GIC may terminate the employment of the CTO. The CTO may terminate the said agreement without cause upon 30 days notice. The employee is forbidden to compete either directly or indirectly with GIC, successors except as it relates to his technology development work with the licensor for two years following termination of his employment with GIC. The Employment Agreement contains a Confidential Disclosure/Bi-Lateral Disclosure Agreement. (See exhibit 6.2) GIC anticipates entering into several other employment and/or consulting agreements with technical and sales and marketing staff once GIC is operational..

        Mr. O'Byrne was a Director and the interim President of KyxPyx until his resignation on May 24, 2001. He is the current CEO of Global Internet Communications, Inc. and an Officer and Director of Hampton Financial Partners Inc..

        GIC believes that the terms of the license concerning rights and responsibilities of the parties help to ensure that no conflict of interest issues arise. Other than Mr. Myers' non-compete and non-disclosure provisions provided for in the employment agreement, GIC has not taken any further steps to ensure that future conflicts will not arise. GIC has not and has no future plans to take steps to preclude claims by either company for conversion or theft of trade secrets or other proprietary information.

        GIC has entered into a non-arms length verbal agreement with Hampton Financial Partners, Inc. whereby GIC has been provided office space, including phone lines and mail services. The principal terms allow for the use of the premises and facilities on a month to month basis, as of March 31, 2001 at a monthly rental of $325 per month inclusive of all costs. Upon successful completion of the financing contemplated herein GIC will seek new premises according to the requirements of GIC and the forecasts contained in the use of proceeds section herein. An Officer and Director of Hampton Financial Partners, Rory O'Byrne, is also the CEO of GIC.

8) Differences between Canadian and United States Generally Accepted Accounting Principles (Canadian GAAP and US GAAP)
        The financial statements and the selected financial data have been prepared under Canadian generally accepted accounting principles ("Canadian GAAP") which conform in all material respects with United States generally accepted accounting principles ("U.S. GAAP") for GIC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN RELEVANT FACTORS AND FINANCIAL
                                  INFORMATION

47) If the Company's financial statements show losses from operations, explain the causes underlying these losses and what steps the Company has taken or is taking to address these causes.
    Since inception GIC has realized a cumulative deficit of $10,275. All expenses are in relation to the negotiations of contracts and development and hosting of the corporate web site. Management, including all officers and directors and key personnel have not drawn any salary except for Mr. O'Byrne and Mr. Kempo, GIC's CEO and President respectively, are owed a total of US$8,265 for consulting work done to date on behalf of GIC. No funds contemplated in this offering will be used to reimburse Mr. O'Byrne or Mr. Kempo nor any other officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced. Upon completion of the transmission software (forecast for fourth quarter 2001) the complete system will be marketed and sold as an alternative media streaming system commencing the first quarter of 2002. We expect to incur operating losses for the foreseeable future. In particular, we expect to continue to invest in sales and marketing. Even if revenues meet levels we anticipate, or if our costs and expenses exceed our expectations, we could continue to sustain losses, and our business may be harmed.

48) Describe any trends in the Company's historical operating results. Indicate any changes now occurring in the underlying economics of the industry or the Company's business which, in the opinion of Management, will have a significant impact (either favorable or adverse) upon the Company's results of operations within the next 12 months, and give a rough estimate of the probable extent of the impact, if possible.

    GIC has not had any operations to date and has not established any distribution agreements for the sale of its licensed media streaming product. Our plan over the next six months is to develop a comprehensive marketing plan, targeting both the medical community and the pharmaceutical industry. During this period we shall continue our industry research and commence strategizing our marketing campaign having regard to the value proposition the KyxPyx media streaming product represents. Management believes that the success of this initial stage of operations will be dependent on the hiring and retaining of qualified sales and marketing staff. As detailed in the use of proceeds section above, our plan is to initially hire sales and marketing personnel at a cost of roughly $15,000.00 to help advise and strategize on the marketing campaign. These funds have been allocated for use in this offering. We plan to make these hires as soon as practical after the completion of this offering and feel the participation of Mr. Myers will be sufficient during the initial stages of implementation of the technology. Thereafter we anticipate hiring additional technical staff to help facilitate the implementation of future upgrades.

    According to the Department of Commerce, in their Digital Economy 2000 Report, the growth of the Internet has contributed to the lowering of costs and increased productivity by making information more readily available. The advent of streaming technologies and tools represent another means of disseminating information within the company's Local Area Network (LAN), from company to company (shared networks) and from company to consumer (through public networks like the Internet).
    The pharmaceutical industry is comprised of companies that research, develop and market various kinds of medical products and services. Many companies employ people in clinical research, development, testing, administration, marketing and sales. With the advent of business-to-business solutions many companies share information with partners and competitors alike and transact business across networks and other communication mediums.

    There is also greater emphasis and acceptance by both U.S. regulatory agencies and the pharmaceutical industry of direct-to-consumer marketing. Until recently, marketing was permitted only to physicians and pharmacists. However, the Food and Drug Administration began relaxing advertising restrictions in 1997 and DTC advertising budgets have grown steadily, targeting not only the end consumer but health care officials also.

    The funds contemplated under this offering will be sufficient for the first six months of operations, leading up to the full commercial beta version of the software and initial marketing. If required we will seek additional sources of funding through additional equity financings, commercial bank loans or funding from private investors. However, there can be no assurance that we will be successful in obtaining additional funding on suitable terms, if at all. Management has also reserved broad discretion to reallocate the use of proceeds based upon actual experience. Certain conditions may arise that management has not foreseen, including but not limited to, delays in the commercial beta version of the technology and the viability of the beta version of the technology once complete. GIC may be required to allocate greater or lesser amounts of its financial resources to hire additional technical staff.

    With completion of the transmission format software estimated by the fourth quarter 2001, a full commercial beta version of the media streaming technology should be available on GIC's web site by the fourth quarter of 2001. However, synchronization of audio with video continues to pose challenges for the licensor's technicians. Based upon the test results the licensor advises that the hurdles involved in correcting this problem can be overcome by the fourth quarter 2001 but completion in a timely manner is dependant upon the licensor's current funding initiative. Upon completion of the KyxPyx commercial beta version GIC intends to make its licensed media streaming product available for download to prospective clients in the pharmaceutical industry from its web site at www.alphasee.com. However, GIC's business will suffer if the licensor does not complete the transmission format software in a timely manner and we are entirely dependent on the licensor for its completion.

49) If the Company sells a product or products and has had significant sales during its last fiscal year, state the existing gross margin (net sales less cost of such sales as presented in accordance with generally accepted accounting principles) as a percentage of sales for the last fiscal year: Not applicable

50) Foreign sales as a percent of total sales for last fiscal year: Not applicable

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                              PART III - EXHIBITS

2.1  certificate of Incorporation...                72
2.2  Articles of Incorporation...                   73
2.3  certificate of name change                    107
3.1  Warrant agreement                             108
4.1  Precedent Subscription Agreement ...          114
6.1  License Agreement....                         118
6.2  Employment Agreement: Chief Technical Officer 135
10.1 Consent to act                                143
11.1 legal opinion                                 144
13.1 test the waters communication..               145
14.1 agent for service, form f-x.                  174

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